UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
TRIQUINT SEMICONDUCTOR, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which the transaction applies:

(2)Aggregate number of securities to which the transaction applies:

(3)Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of the transaction:

(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

TRIQUINT SEMICONDUCTOR, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 14, 2013
TO OUR STOCKHOLDERS:
The 2013 Annual Meeting of Stockholders of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us” or “our company”), will be held on Tuesday, May 14, 2013, at 3:00 pm., Pacific time, at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, for the following purposes:

1.	To elect eight directors nominated by the board of directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the audit committee's appointment of KPMG LLP as TriQuint's independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve the TriQuint 2013 Incentive Plan;

4.	To approve, on an advisory basis, the compensation of our named executive officers;

5.
To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are described in greater detail in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on Monday, March 18, 2013, are entitled to attend and vote at the annual meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. A stockholder may examine the list for any legally valid purpose relating to the meeting. The list will also be available during the annual meeting for inspection by any stockholder present at the meeting.
This year we are again furnishing proxy materials to our stockholders over the Internet. You may read, print and download our annual report to stockholders and proxy statement at the Investor Relations section of our website at http://www.triquint.com/investors/materials/filings/. On April 1, 2013 we mailed our stockholders a notice containing instructions on how to access our 2013 proxy statement and annual report to stockholders via the Internet and vote online. The notice also provides instruction on how you can request a paper copy of these documents free of charge if you desire, and how you can enroll in e-delivery to receive future annual materials via email.
Your vote is important. Whether or not you plan to attend the annual meeting, please vote your shares as directed in the proxy card for the annual meeting as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting.

For the Board of Directors of
TRIQUINT SEMICONDUCTOR, INC.

Steven J. Buhaly
Chief Financial Officer, Vice President of Finance and Secretary

Hillsboro, Oregon
April 1, 2013

Item	Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
Why is TriQuint providing these materials?	1
What information is contained in these materials?	1
What proposals will be voted on at the annual meeting?	1
How does the board recommend that I vote?	2
What shares owned by me can be voted?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares in person at the annual meeting?	2
How can I vote my shares without attending the annual meeting?	2
Can I change my vote?	2
How are votes counted?	3
What is the quorum requirement for the annual meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who are the proxyholders and what do they do?	3
What does it mean if I receive more than one Notice of Internet Availability?	3
How can I revoke my proxy?	4
Where can I find the voting results of the annual meeting?	4
What happens if additional proposals are presented at the annual meeting?	4
Who will count the vote?	4
Is my vote confidential?	4
Who will bear the cost of soliciting votes for the annual meeting?	4
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	4
How do I communicate with the board?	5
Are there any other matters to come before the meeting?	5
PROPOSAL NO. 1—ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE AND OTHER MATTERS	9
2012 Director Compensation Table	14
REPORT OF THE AUDIT COMMITTEE	16
PROPOSAL NO. 2—RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
PROPOSAL NO. 3—APPROVE THE TRIQUINT 2013 INCENTIVE PLAN	18
Equity Compensation Plan Information	24
PROPOSAL NO. 4—APPROVE, ON ADVISORY BASIS, EXECUTIVE COMPENSATION	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
EXECUTIVE COMPENSATION	29
Compensation Discussion and Analysis	29
2012 Summary Compensation Table	35
2012 Grants of Plan-Based Awards Table	36
2012 Outstanding Equity Awards at Fiscal Year-End Table	38
2012 Option Exercises Table	38
2012 Nonqualified Deferred Compensation Table	40

i

ii

TRIQUINT SEMICONDUCTOR, INC.
PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
The enclosed proxy is solicited on behalf of the board of directors of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us,” “our,” or “our company”), for use at our 2013 Annual Meeting of Stockholders, or at any adjournment. The annual meeting will be held on Tuesday, May 14, 2013, at 3:00 pm., Pacific time, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at the company's headquarters, located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. Our telephone number at that location is (503) 615-9000.
A Notice of Internet Availability of Proxy Materials, which includes instructions about how to access this proxy statement, our 2013 Annual Report to Stockholders and the proxy card, is first being sent on or about April 1, 2013, to all stockholders entitled to vote at the annual meeting.
Record Date and Shares Outstanding
Only stockholders of record at the close of business on March 18, 2013, are entitled to attend and vote at the annual meeting. On the record date, 160,876,591 shares of our common stock were outstanding and held of record by 381 stockholders. The closing price of our common stock on the NASDAQ Global Select Market on the record date was 4.63 per share. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. Please see the Questions and Answer section below on how to vote your shares.
Internet Availability of Proxy Materials
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Those rules require us to (i) mail our stockholders a Notice of Internet Availability of Proxy Materials and a proxy card, (ii) provide access to our proxy materials on our website, and (iii) mail a printed copy of the proxy materials to any stockholder who requests it.
The Notice of Internet Availability of Proxy Materials provides instructions on how to view our proxy materials for the annual meeting at our website and, if desired, instruct us to send you future proxy materials electronically via email. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Although we encourage you to read the enclosed proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:	Why is TriQuint providing these materials?

A:
TriQuint's board of directors (the “board” or “board of directors”) is providing these proxy materials for you in connection with TriQuint's annual meeting of stockholders, which will take place on May 14, 2013, at 3:00 pm. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and other required information.

Q:	What proposals will be voted on at the annual meeting?

A:	Four proposals are scheduled to be voted on at the annual meeting:

•	the election of directors (Proposal No. 1);

•	the ratification of the audit committee's appointment of KPMG LLP as TriQuint's independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2);

•	the approval of the TriQuint 2013 Incentive Plan (Proposal No. 3); and

•	the approval, as an advisory vote, of executive compensation (Proposal No. 4).

We will also consider other business that properly comes before the annual meeting.

Q:	How does the board recommend that I vote?

A:
TriQuint's board recommends that you vote your shares “FOR” each of the nominees to the board; “FOR” the ratification of the audit committee's appointment of KPMG LLP as our independent registered public accounting firm; "FOR" approval of the 2013 Incentive Plan; and "FOR" the approval, as an advisory vote of executive compensation.

Q:	What shares owned by me can be voted?

A:
All shares of TriQuint common stock owned by you as of the close of business on March 18, 2013 (the “Record Date”) may be voted by you. On all matters to be voted on, you may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or (3) acquired through the Sawtek Employee Stock Ownership and 401(k) Plan.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of TriQuint hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with TriQuint's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability of these proxy materials is being sent directly to you by TriQuint. As the stockholder of record, you have the right to grant your voting proxy directly to TriQuint or to vote in person at the annual meeting. You may also vote your shares as described below under “How can I vote my shares without attending the annual meeting?”
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the annual meeting. Your broker or nominee has sent you instructions for how you can direct the broker or nominee to vote your shares. You may vote your shares by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the annual meeting, TriQuint recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet by following the instructions in the proxy card. You may access your proxy materials and proxy card online by accessing the www.proxyvote.com website and entering your 12 digit control number found on the notice that you received. The voting procedures are designed to comply with Delaware law, to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

Q:	Can I change my vote?

A:
You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of our company, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in a stock brokerage account or by a bank or other nominee, you must obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the annual meeting.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting for each of the director nominees. With respect to the proposal for ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the approval, as an advisory vote, of executive compensation and the proposal for the approval of the TriQuint 2013 Incentive Plan, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote your shares without providing specific instructions regarding this proposal, your shares will be voted in accordance with the recommendations of the board.

If you elect to “ABSTAIN” from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal, because only votes “FOR” or “AGAINST” a nominee will be counted. However, if you abstain from voting on the proposal for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the proposal for the approval of the TriQuint 2013 Incentive Plan, or the approval, as an advisory vote, of executive compensation, your abstention will have have the effect of a vote against the proposal.
If your broker holds your shares in its name, the broker is permitted to vote your shares on “discretionary” matters if it does not receive voting instructions from you. Proposal No. 2 for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm is the only “discretionary” matter being considered by our stockholders. Therefore, we urge you to give voting instructions to your broker on all voting items. Shares that are not permitted to be voted by your broker on a proposal are called “broker non-votes” with respect to that proposal. Broker non-votes are not considered votes for or against such a proposal and therefore will have no direct impact on whether that proposal receives stockholder approval.

Q:	What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares entitled to be voted with respect to the matter on which the broker has expressly not voted.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election of directors, each of the directors will be elected if the votes cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. The proposals for ratification of the audit committee's appointment of the independent registered public accounting firm, the approval, as an advisory vote, of executive compensation and the approval of the TriQuint 2013 Incentive Plan, will be approved upon the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal.

Q:	Who are the proxyholders and what do they do?

A:
The two persons named as proxyholders on the proxy card, Ralph G. Quinsey, our president and chief executive officer, and Steven J. Buhaly, our chief financial officer, vice president of finance and secretary, were designated by the board. The proxyholders will vote all properly tendered proxies (except to the extent that authority to vote has been withheld), and where a choice has been specified by you as provided in the proxy card, your proxy will be voted in accordance with the instructions you indicate on the proxy card. If you hold shares directly (i.e. your shares are not held in a stock brokerage account or by a bank or other nominee) and you return a signed proxy card without providing specific instructions regarding each of the proposals, your shares will be voted “FOR” each of the proposals.

Q:	What does it mean if I receive more than one Notice of Internet Availability?

A:
You may receive more than one Notice of Internet Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability. Please vote your shares for each Notice of Internet Availability that you receive by following the instructions in the proxy card. You may access your proxy materials and proxy card online by accessing the www.proxyvote.com website and entering your 12 digit control number found on the notice that you received.

Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may do any of the following:

•	sign and return another proxy card bearing a later date;

•	enter a new vote by Internet or by telephone following the instructions in the proxy card;

•
provide written notice of the revocation to TriQuint's secretary, Steven J. Buhaly, at TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, prior to the vote at the annual meeting; or

•	attend the meeting and vote in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the annual meeting.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in TriQuint's current report on Form 8-K within four business days of the annual meeting.

Q:	What happens if additional proposals are presented at the annual meeting?

A:
Other than the four proposals described in this proxy statement, TriQuint does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of TriQuint's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for any other candidate or candidates who may be nominated by the board.

Q:	Who will count the vote?

A:
Joseph Pugh, our assistant secretary, has been appointed to act as the inspector of elections and will tabulate the votes. In the event he is unable to do so, Susan Liles, our treasurer, will act in this role.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriQuint or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to TriQuint's management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:
TriQuint will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by TriQuint's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. TriQuint may retain the services of a third party firm to aid in the solicitation of proxies. In addition, TriQuint may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.
Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year's 2014 annual meeting, the written proposal must be received by us no later than December 2, 2013, and should contain the information required under TriQuint's bylaws. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials for next year's meeting. Any proposals will also need to comply with the regulations of the Securities and Exchange Commission ("SEC") under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to our corporate secretary at our principal executive offices.
If you intend to present a proposal at our 2014 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our corporate secretary at our principal executive offices no later than the close of business on December 2, 2013. However, if the date of the 2014 annual meeting is more than 30 days before or after May 14, 2014, the first anniversary of this year's annual meeting, stockholders must give us notice at least 90 days prior to the 2014 annual meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. The proxies to be solicited by us through our board of directors for our 2014 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal properly presented at the annual meeting if we fail to receive notice of the stockholder's proposal for the meeting by December 2, 2013.
Nomination of Director Candidates: You may propose director candidates for consideration by the board's nominating and governance committee. See “Consideration of Director Nominees” below.

Q:	How do I communicate with the board?

A:
The board has adopted a process for stockholder communications with the board and has selected Steven J. Buhaly, TriQuint's chief financial officer, to act as TriQuint's contact person for stockholder communications directed to the board. Mr. Buhaly will relay all relevant questions and messages from the stockholders of TriQuint to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by him. Mr. Buhaly can be reached at:

Chief Financial Officer
TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, OR 97124

Q:	Are there any other matters to come before the meeting?

A:
Other than the proposals listed above, the board does not intend to present any other matters to be voted on at the meeting. The board is not aware of any other matters that will be presented for action at the meeting. However, if other matters are properly brought before the stockholders at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
The board has nominated TriQuint's current directors to stand for election at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxyholders will vote for any nominee who has been designated by the present board to fill the vacancy. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified. Should a nominee receive more “AGAINST” votes than “FOR” votes, that nominee is required to submit a letter of resignation for the board of directors to review. The following table lists the persons recommended by the nominating and governance committee and nominated by the board to be elected as directors:

Name of Nominee	Age(1)	Position with TriQuint	Since	Board Committees(2)
Charles Scott Gibson	60	Director	1992	A, C, N
David H.Y. Ho	53	Director	2010	N, C
Nicolas Kauser	73	Director	1999	A, N*
Roderick D. Nelson	53	Director	2012	N
Ralph G. Quinsey	57	President and Chief Executive Officer, Director	2002	—
Dr. Walden C. Rhines	66	Director	1995	C*, N
Steven J. Sharp	71	Chairman of the Board, Director	1992	—
Willis C. Young	72	Director	2001	A*, N
___________________________________________

(1)	As of March 18, 2013.

(2)	Board Committees: A-Audit, C-Compensation, N-Nominating and Governance

*	Designates chair of that committee
There is no family relationship between any director and/or executive officer of our company.
Charles Scott Gibson Since March 1992, Mr. Gibson's full time job is to serve as a director of a number of high technology companies and not-for-profit organizations. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 (which was acquired by International Business Machines Corporation), and served as its CFO and Senior VP Operations from 1983 to 1984, was President from January 1988 to March 1992 and was also Co-CEO from 1990 to March 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. He also serves on the board of directors of RadiSys Corporation (“RadiSys”), an embedded solutions company for the communications industry, Pixelworks, Inc. (“Pixelworks”), a fabless semiconductor company, and Northwest Natural Company (“NW Natural”), a natural gas distribution company. Mr. Gibson also served on the board of Electroglas, Inc., a manufacturer of semiconductor test equipment from 2003 to 2009, and Verigy Ltd. from 2006 through July 2011 when it was sold. Mr. Gibson also serves on the Board of Trustees of St. Johns Medical Center and the Community Foundation of Jackson Hole. Mr. Gibson brings extensive financial expertise, and technology industry experience including executive level experience to the board and committees. Mr. Gibson received a B.S. degree in electrical engineering in 1974 and an M.B.A. in Finance from the University of Illinois in 1976.
David H.Y. Ho Mr. Ho is a private investor and has significant executive experience with global technology companies. From 2007 to 2008 until his retirement in 2008, he served as the Chairman of the Greater China Region for Nokia Siemens Networks, a telecommunications infrastructure company that is a joint venture between Finland-based Nokia Corporation and Germany-based Siemens AG. Between 2002 and 2007, Mr. Ho served in various capacities for Nokia China Investment Limited, the Chinese operating subsidiary of Nokia Corporation, a multinational telecommunications company. Between 1983 and 2001, Mr. Ho held various senior positions with Nortel Networks and Motorola Inc. in Canada and China. Mr. Ho is also a director of Pentair Limited (since 2007), Air Products and Chemicals, Inc. (since 2013) and Dong Fang Electric Corporation, a Chinese State Owned Enterprise (since 2009), and was a director of 3Com Corporation from 2008 through 2010, Owens-Illinois Inc. from 2008 to 2012 and Sinosteel Corporation from 2008 until 2012. Mr. Ho graduated from the University of Waterloo in Canada with a Bachelor's degree in Engineering and obtained his Master's degree in Management Sciences, also from the University of Waterloo in Canada. Mr. Ho brings to the board and committees extensive experience and business knowledge of global markets in diversified industries, with strong track record in establishing and building mobile handset and infrastructure businesses in China, and management expertise in operations, mergers, acquisitions and joint ventures in China.

Nicolas Kauser Mr. Kauser is now retired. Until mid 2008, he was the President of Clearwire International and member of the board of directors of Clearwire Inc., a publicly held company dedicated to the implementation of wireless broadband services in various countries. From 1990 through 1998, Mr. Kauser served as executive vice president and chief technology officer of AT&T Wireless Services (formerly McCaw Cellular Communications, Inc.). From 1984 through 1990, Mr. Kauser was employed by Rogers Cantel, Inc., a Canadian wireless service provider, as vice president of engineering and later, senior vice president of network operations. Mr. Kauser also serves on the board of Pendrell Corp, an intellectual property solutions company. Mr. Kauser brings extensive experience in the wireless broadband and networks industry to the board and committees. Mr. Kauser received a B.S. degree in electrical engineering from McGill University, Montreal, Canada.
Roderick D. Nelson Mr. Nelson became a director of TriQuint in August 2012. His career in the telecommunications industry spans over 25 years, ranging from AT&T Wireless to a number of start-up companies. From 2009, he has been the co-founder and principal of Tritech Sales and Services, LLC, a strategic product, business development and sales function consulting firm. He served as Executive Vice President and Chief Technology Officer of AT&T Wireless Services, based in Redmond, Washington, where he led the Technology Development Group responsible for the development and deployment of the first 3G networks in the U.S. During his career, Mr. Nelson has worked closely with both national and international regulators and standards bodies on the creation of 3G specifications and standards. Mr. Nelson also serves on the board of Aegis Mobility, Inc., a private mobility company. Mr. Nelson received a Bachelor of Science degree in Electrical Engineering from the University of Minnesota and is the inventor of numerous patents covering broad and fundamental aspects of wireless communications. Mr. Nelson brings his extensive wireless and 3G experience to the board and committees.
Ralph G. Quinsey Mr. Quinsey joined our company in July 2002 as president and chief executive officer and as a director. From September 1999 to January 2002, Mr. Quinsey was vice president and general manager of the Analog Division of ON Semiconductor, a manufacturer of semiconductors for a wide array of applications. From 1979 to September 1999, Mr. Quinsey held various positions at Motorola, a manufacturer of semiconductors and communications equipment, including vice president and general manager of the RF/IF Circuits Division, which developed both silicon and gallium arsenide technologies for wireless phone applications. Mr. Quinsey is also a board member of Volterra Semiconductor Corporation, a provider of high-performance analog and mixed-signal power management semiconductors. Mr. Quinsey received a B.S. degree in electrical engineering from Marquette University. As the chief executive officer of our company, Mr. Quinsey brings his knowledge and breadth of experience within the company to the board.
Dr. Walden C. Rhines Dr. Rhines has been the chief executive officer of Mentor Graphics Corporation, an electronic design automation company, since 1993 and chairman of its board of directors since 2002. Prior to joining Mentor Graphics, he spent 21 years at Texas Instruments Incorporated ("Texas Instruments"), a semiconductor manufacturer, with his most recent position having responsibility for directing its worldwide semiconductor business as the executive vice president of Texas Instruments' Semiconductor Group. Dr. Rhines also served as a director of Cirrus Logic, Inc., a semiconductor company, from 1995 to 2009, is the vice chairman of the board of Electronic Design Automation Consortium, a trade association for electronic design companies, and serves on the board of Semiconductor Research Corporation, a technology research consortium. Dr. Rhines holds a B.S. degree in metallurgical engineering from the University of Michigan, M.S. and Ph.D. degrees in materials science and engineering from Stanford University and an M.B.A. from Southern Methodist University. Dr. Rhines brings his substantial experience as an executive with high technology companies to the board and its committees.
Steven J. Sharp Mr. Sharp joined our company in September 1991 as director, president and chief executive officer. In May 1992, he became chairman of our board. In July 2002, Mr. Sharp stepped down as president and chief executive officer of TriQuint, and in September 2004, he resigned as an employee of TriQuint. Previously, Mr. Sharp had served various roles associated with semiconductor industry related companies. He was founder of Power Integrations, and Silicon Architects, Inc., (now Synopsys). As a board director and venture investor, Mr. Sharp also participated in the establishment of Crystal Semiconductor (now Cirrus Logic), Megatest (now Teradyne Inc.) and Volterra. Prior to that time, Mr. Sharp was employed for 14 years by Philips Electronics N.V. and for nine years by Texas Instruments. Mr. Sharp also serves as a board member of Power Integrations, Inc. Mr. Sharp received a B.S. degree in Mechanical Engineering from Southern Methodist University, a M.S. degree in Engineering Science from California Institute of Technology and a M.B.A. from Stanford University. As a former chief executive officer of our company and industry participant for over 50 years, Mr. Sharp brings his extensive experience and knowledge of the company, the semiconductor industry, our customers and the investment community to the board.
Willis C. Young Prior to joining our board, Mr. Young was a director of Sawtek Inc., a surface acoustic wave filter company, from 1996 until 2001, when Sawtek merged with TriQuint. Mr. Young was a senior partner in the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, from January 1996 to June 2000. Mr. Young retired in July 2000. From April 1995 to December 1995, Mr. Young was the chief financial officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment. From 1965 to 1995, Mr. Young held various positions with BDO Seidman, and from 1988 to 1995 he was vice chairman and a member of BDO Seidman's Executive Committee. Mr. Young received a B.S. degree in accounting from Ferris State University. He is a certified public accountant. Mr. Young brings his extensive financial expertise in the technology field to the board and its committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND OTHER MATTERS
Statement on Corporate Governance
     We have been committed to sound corporate governance principles since our inception, and in September 2002 we adopted formal corporate governance standards. We have reviewed internally and with the board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NASDAQ Global Select Market's listing standards regarding corporate governance policies and processes and have determined we are in compliance with the rules and listing standards. You may access our committee charters, and our code of business conduct and ethics without charge on our website at www.TriQuint.com under the “Invest in TQNT” section, and by clicking on “Corporate Governance,” or by writing to us at TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, OR 97124 Attention: CFO. Mr. Nicolas Kauser has been designated as our lead independent director, and as such he chairs the regularly scheduled executive sessions among TriQuint's non-management directors without management present.
Consideration of Director Nominees
The nominating and governance committee of our board of directors considers both recommendations and nominations for candidates to the board proposed by stockholders. Any stockholder who wishes to recommend or nominate a candidate for the nominating and governance committee's consideration may do so by following the approved policies and procedures for director candidates.
Stockholder recommendations for candidates to the board must be directed in writing to TriQuint Semiconductor, Inc., Attn: Corporate Secretary, 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days in advance of the date that proxy statements were mailed to stockholders in connection with the previous year's annual meeting of stockholders and must include:

•	the candidate's name, business address, residence address and telephone number;

•	the candidate's principal occupation or employment;

•	the number of shares of TriQuint that are beneficially owned by the candidate;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and TriQuint within the last three years; and

•
any other information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

A stockholder's recommendation to the Corporate Secretary must also set forth:

•	the name and address, as they appear on our books, of the stockholder making the recommendation;

•	the class and number of shares of TriQuint that are beneficially owned by the stockholder and the date the shares were acquired by the stockholder;

•	any material interest of the stockholder in the nomination;

•
a description of all arrangements or understandings between the stockholder making the nomination and the candidate and any other person or persons (naming the person or persons) pursuant to which the nomination is made by the stockholder;

•	a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his/her capacity as a proponent to a stockholder proposal.
If the candidate is to be evaluated by the nominating and governance committee, the Corporate Secretary will request a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest and a waiver of liability for background checks from the candidate. These documents must be received before December 2, 2013.
Stockholder nominations to the board of directors must meet the requirements set forth in Sections 2.2 and 2.5 of our bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of TriQuint. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days in advance of the date that proxy statements were mailed to stockholders in connection with the previous year's annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting had been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder must be received no later than the 90th day prior to the annual meeting.
Identifying and Evaluating Nominees for Director
The nominating and governance committee uses the following procedures to identify and evaluate the individuals that it recommends that the board select as director nominees:

•
The committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the board or, if the committee determines, a search firm. The review may, in the committee's discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper.

•	The committee evaluates the performance and qualifications of individual members of the board eligible for re-election at the annual meeting of stockholders.
Following the identification of director candidates, the nominating and governance committee discusses and considers the suitability of each candidate, including the current members of the board. Except as may be required by rules promulgated by the NASDAQ Global Select Market or the SEC, it is the current sense of the committee that there are no specific, minimum qualifications that must be met by each candidate for the board, nor are there specific qualities or skills that are necessary for one or more of the members of the board to possess. In evaluating the suitability of the candidates, the committee may consider a variety of factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The committee evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of the board as a whole.
TriQuint does not have a formal policy with respect to the consideration of diversity in identifying director candidates; however, in reviewing director nominee candidates, TriQuint does consider diversity, including diversity of experience, gender, race and ethnicity. When the nominating and governance committee presented its most recent annual review of the composition of the board and nominee identification and evaluation procedures, the board confirmed that various factors, including diversity, were considered in the committee's assessment.
After review and consideration, the nominating and governance committee recommends that the board approve the slate of director nominees, either at a meeting of the committee at which a quorum is present or by unanimous written consent of the committee.
The board of directors has final authority on determining the selection of director candidates for nomination to the board. These policies and procedures to propose and evaluate nominees may be modified at any time as determined by the nominating and governance committee.
Our board believes that maintaining a strong, independent group of directors that comprise a majority of our board is important for good governance, and all but one of our directors qualify as independent. The board believes that all of our directors possess the character, judgment, expertise, breadth of experience and commitment necessary to effectively serve on the board. In addition, the board places high value on the ability of individual directors to contribute to a constructive board environment and the board believes that the current board members, collectively, perform in such a manner.
The board believes that our current directors, as a whole, provide the breadth of experience and skills necessary for a well-functioning board. All of our directors have substantial senior executive-level experience. For a more complete description of individual backgrounds, professional experiences, qualifications and skills, see the director profiles beginning on page 6.
Board Leadership Structure and Role in Risk Oversight
The board separated the positions of chairman of the board and chief executive officer in 2002, and elected Steven J. Sharp, TriQuint's former president and chief executive officer, as our chairman and Ralph G. Quinsey as our chief executive officer. Separating these positions has allowed Mr. Quinsey to focus on our day-to-day business, while allowing Mr. Sharp, as chairman of the board, to lead the board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the significant time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board's oversight responsibilities continue to grow. Although our bylaws and Corporate Governance Guidelines do not require that our chairman and chief executive officer positions be separate, the board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for TriQuint at this time and demonstrates our commitment to good corporate governance. The responsibilities of the chairman include the following:

•	facilitating an appropriate schedule of board meetings;

•	seeking input from all directors as to the preparation of agendas for board and committee meetings;

•	advising the board as to the quality, quantity and timeliness of the flow of information from management that is necessary for the board to effectively and responsibly perform their duties; and

•	assisting TriQuint's officers in assuring compliance with and implementation of all applicable corporate and securities laws.

     A lead independent director is required under our Corporate Governance Guidelines only in the event that the position of chairman of the board is not held by an independent director. The board believes, however, that an independent lead director is appropriate for TriQuint at this time and, like the separation of chairman and chief executive officer positions, demonstrates

TriQuint's commitment to good corporate governance. Mr. Kauser, an independent director who currently serves on our audit committee, has been selected by the board to serve as the lead independent director. The responsibilities of the lead independent director include the following:

•	assisting in the determination of an appropriate schedule of board meetings, to help ensure independent directors can attend meetings and perform their duties responsibly;

•	seeking input from all independent directors as to the preparation of agendas for board and committee meetings;

•
advising the board as to the quality, quantity and timeliness of the flow of information from management that is necessary for independent directors to effectively and responsibly perform their duties;

•
assisting TriQuint's officers in assuring compliance with and implementation of all applicable corporate and securities laws and be principally responsible for revisions to TriQuint's governance guidelines for their compliance and implementation;

•
when necessary, coordinating, developing the agenda for, and moderating executive sessions of the board's independent directors, and acting as a liaison between the independent directors and the chairman of the board and/or chief executive officer; and

•	retaining such counsel or consultants as the lead independent director deems necessary to perform his or her responsibilities.
Our management is responsible for identifying, assessing and managing the material risks facing TriQuint. The board, as a whole and through its committees, generally oversees TriQuint's risk management practices and processes. In its risk oversight role, the board has the responsibility to satisfy itself that the risk management processes designed and implemented by our management are adequate and functioning as designed.
Although the board is ultimately responsible for risk oversight at the company, the board has delegated primary oversight of the management of (i) financial reporting, internal controls, accounting and compliance risks to the audit committee, (ii) compensation risk to the compensation committee and (iii) corporate governance risk to the nominating and governance committee. Each of these committees routinely reports to the board on the management of these specific risk areas. To permit the board and its committees to perform their respective risk oversight roles, individual members of management who supervise TriQuint's risk management report directly to the board or the relevant committee of the board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with the board and its committees.
The board believes that full and open communication between management and the board is essential for effective risk management and oversight. Our designated lead independent director chairs regularly scheduled executive sessions among TriQuint's non-management directors without management present. Members of TriQuint's senior management regularly attend board and committee meetings and are available to address any questions or concerns raised on matters related to risk management. Because all but one of the board members are independent directors and each committee of the board consists solely of independent directors, TriQuint's risk oversight structure conforms to the board's leadership structure discussed above and TriQuint's belief that having a strong, independent group of directors is important for good governance.
Finally, the board oversees organizational structure, policies and procedures at TriQuint, such as the code of business conduct and ethics and other internal policies and guidelines to support TriQuint's corporate governance guidelines and to comply with the laws, rules and regulations that apply to TriQuint's business operations. For example, employees may report suspected violations of applicable law by any employee or agent, questionable accounting or auditing matters, or other ethical or legal matters pursuant to these established policies or procedures.
Code of Business Conduct and Ethics
We have a code of business conduct and ethics that applies to all of our employees and outside directors, including our principal executive officer and principal financial officer. This code of ethics is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the code of ethics may be found as follows:

1.	From our main web page, first click on “Invest in TQNT.”

2.	Next, click on “Corporate Governance.”

3.	Next, click on “Code of Business Conduct and Ethics.”
If you wish to receive a copy of our code of ethics and do not have access to the Internet, please write to us at the address below, and we will furnish you a copy without charge:
Chief Financial Officer
TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, OR 97124

Director Independence
TriQuint has adopted standards for director independence, which are compliant with the rules of the NASDAQ Global Select Market. These independence standards are posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the director independence standards may be found as follows:

1.	From our main web page, first click on “Invest in TQNT.”

2.	Next, click on “Corporate Governance.”

3.	Next, click on “Policy Regarding Director Independence.”
Each member of the board of directors and the board committees, except for Mr. Quinsey, meets these independence standards. Mr. Quinsey does not meet these independence standards because he is the current president and chief executive officer of TriQuint. Mr. Quinsey does not sit on any board committee.
Attendance by Board Members at the Annual Meeting of Stockholders
It is the policy of the board of directors to require board members to attend the annual meeting of stockholders. Exceptions may be made due to illness, travel or other commitments. All members of the board attended our annual meeting of stockholders on May 2, 2012.
Information about the Board and Committees of the Board of Directors
Our board of directors held six meetings during 2012. Currently, the board has three committees, each of which operates under a charter approved by the board: an audit committee, a compensation committee and a nominating and governance committee. Each director attended 100% of the meetings of the board of directors held in 2012, either in person or by teleconference.
Audit Committee. The audit committee, consisting of Messrs. Young (who serves as chairman), Kauser and Gibson, held eight meetings in 2012. All directors of the audit committee attended over 75% of the audit committee meetings. The audit committee is responsible for appointing and overseeing actions taken by our independent registered public accounting firm, reviewing our external financial reports and filings with the SEC and reviewing our internal controls over financial reporting. The board has also delegated oversight of information technology and cyber-security risk to the audit committee. The board has adopted a written charter for the audit committee that details the responsibilities of the committee and is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the audit committee charter may be found as follows:

1.	From our main web page, first click on “Invest in TQNT.”

2.	Next, click on “Corporate Governance.”

3.	Next, click on “Audit Committee Charter.”
The board of directors has determined that Mr. Young and Mr. Gibson are each an “audit committee financial expert” pursuant to the rules and regulations of the SEC.
Mr. Gibson serves on the audit committee of three public companies, including ours. We recognize that some stockholders are concerned about a director's membership on several public company audit committees at one time. In the course of evaluating director nominees, whether new or incumbent, the Board of Directors reviews the candidate's ability to effectively serve the company in light of the individual's other time commitments and obligations. The Board believes that the benefit that Mr. Gibson's extensive financial expertise and audit committee experience bring to the Board outweighs the consideration that he serves on the audit committee of two other public companies. Not only has Mr. Gibson served on our audit committee since 2006, the audit committee of RadiSys since 1992, and the audit committee of Pixelworks from 2002-2010 and since January 2012, but he previously served on the audit committees of Inference Corp. and Integrated Measurement Systems. He also chaired the Finance and Audit committee of the Oregon Health and Science University Governing Board from 2000 to 2009. Additionally, Mr. Gibson received an M.B.A. in Finance from the University of Illinois in 1976 and served as CFO and Senior VP Operations for Sequent Computer Systems from 1983 to 1984. Mr. Gibson has significant audit committee educational experience, including speaking at several audit committee forums and at Board governance forums on audit committee responsibilities. After careful review of Mr. Gibson's particular situation, the Board of Directors unanimously agreed that Mr. Gibson should continue to serve on our audit committee.
Compensation Committee. The compensation committee, consisting of Messrs. Rhines (who serves as chairman), Gibson and Ho, held five meetings in 2012. All directors of the compensation committee attended 100% of the compensation committee meetings. The committee is responsible for recommending for approval by the company's independent directors all actions with respect to the company's chief executive officer, and for determining with respect to all other executive officers, all components of the compensation paid to each of these executive officers, including salaries, short- and long-term incentives and all other forms of compensation. The compensation committee also annually reviews and recommends an executive compensation philosophy, which is subsequently approved by the board of directors. The board of directors has adopted a written charter for the compensation committee that details the responsibilities of the committee and is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the compensation committee charter may be found as follows:

1.	From our main web page, first click on “Invest in TQNT.”

2.	Next, click on “Corporate Governance.”

3.	Next, click on “Compensation Committee Charter.”
The board's responsibilities as set forth in the compensation committee's charter include determination and approval of the following items for executive officer compensation:

•
Annual Chief Executive Officer base salary, incentive bonus including specific performance goals and amount, equity grants, employment, severance and change of control agreements/provisions, any other benefits or compensation arrangements, upon the recommendation of the compensation committee, and

•	Annual Chief Executive Officer performance evaluation.
The compensation committee's responsibilities include review and approval of:

•
Annual executive officer (other than Chief Executive Officer) base salaries, incentive bonuses, equity grants, employment, severance and change of control agreements/provisions and any other benefits or compensation arrangements.

The compensation committee has an annual calendar which includes specific officer compensation items to be reviewed and approved. The committee reviews and discusses data and recommendations from its external compensation consultant and formulates final decisions and recommendations. From time to time the committee holds additional meetings to further review compensation data and finalize recommendations if it believes that additional information is necessary. These meetings are called by the committee chairman on an as needed basis.
For 2012, the committee again retained Meyercord & Associates through July as its compensation consultant for assistance in determining appropriate compensation packages under the authority of the committee charter. Starting in July 2012, the committee retained Compensia, Inc. as its compensation consultant. The compensation consultant works independently and reports directly to the committee. The consultant does not advise TriQuint's management and only works with management at the consent of the committee. The compensation consultant provides competitive market data, offers recommendations based on his analysis of the data and his experience, and meets in private sessions with the committee to determine base pay, bonus targets and long term equity compensation for the officers. The compensation consultant also assists the committee in analyzing our stock option budget. The consultant provides no other services to the company. Neither of these compensation consultants has performed work that has raised any conflict of interest.
Mr. Quinsey, our chief executive officer, and Ms. Burke, our VP Human Resources, participate in all discussions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding their own salary and incentive compensation. Mr. Quinsey and Ms. Burke may make suggestions or recommendations during these discussions; however, all decisions regarding the compensation of our executive officers are made solely by the compensation committee. The compensation committee has delegated authority, as authorized by the compensation committee's charter, to Mr. Quinsey and Mr. Buhaly, our chief financial officer, to approve equity compensation awards pursuant to specific guidelines to service providers who are not executive officers.
Nominating and Governance Committee. The nominating and governance committee, consisting of Messrs. Kauser (who serves as chairman), Gibson, Ho, Nelson, Rhines, and Young, held six meetings in 2012. All directors of the nominating and governance committee attended 100% of the meetings. The purpose of the nominating and governance committee is to evaluate and propose nominees to TriQuint's board of directors and to ensure that the board of directors has in place policies and guidelines that will guide the company's officers and directors in meeting their fiduciary obligations to stockholders and our company and that the officers and directors follow appropriate governance standards. To carry out this purpose, the committee: (1) assists the board by identifying prospective director nominees and recommending to the board the director nominees for the next annual meeting of stockholders; (2) develops and recommends to the board the governance principles applicable to us; (3) oversees the evaluation of the board and management; and (4) recommends director nominees for each committee. The board has adopted a written charter for the committee that details the responsibilities of the committee and is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the nominating and governance committee charter may be found as follows:

1.	From our main web page, first click on “Invest in TQNT.”

2.	Next, click on “Corporate Governance.”

3.	Next, click on “Nominating and Governance Committee Charter.”
Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee in 2012 has interlocking relationships as described in Item 407(e)(4) of Regulation S-K or had any relationships requiring disclosure by TriQuint under the SEC's rules requiring disclosure of certain relationships and related person transactions.
Director Compensation

Each non-employee director receives the following compensation components:
Cash component. We do not pay director fees to directors who are our employees. Our non-employee directors receive the following cash compensation:
Prior to August 2012,

•	the chairman of the board receives an annual retainer of $50,000.

•	each director, other than the chairman of the board, receives an annual retainer of $35,000.

•
an additional fee of $20,000 is paid to the chairman of the audit committee; $15,000 to the chairman of the compensation committee and $7,000 to the chairman of the nominating and governance committee.

•	members of the audit committee, other than the chairman, receive an annual fee of $8,000.

•	members of the compensation committee, other than the chairman, receive an annual fee of $7,000.

From August 2012,

•	the chairman of the board receives an annual retainer of $60,000.

•	each director, other than the chairman of the board, receives an annual retainer of $45,000.

•
an additional fee of $22,000 is paid to the chairman of the audit committee; $15,000 to the chairman of the compensation committee and $7,000 to the chairman of the nominating and governance committee.

•	members of the audit committee, other than the chairman, receive an annual fee of $11,000.

•	members of the compensation committee, other than the chairman, receive an annual fee of $7,000.

•	members of the nominating and governance committee, other than the chairman, receive an annual fee of $5,000.

 In addition, we offer participation in our group medical insurance program to any non-employee director who agrees to pay the full amount of the premium. Mr. Sharp and Mr. Nelson have opted to participate in this program to date.
All fees earned by our non-employee directors are paid in four equal quarterly installments. In addition, our non-employee and employee directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at board meetings. Mr. Sharp's and Mr. Nelson's quarterly installment payments are reduced by the group medical premium.
Equity component. The Board has implemented an Automatic Stock Option Grant Program for Eligible Directors that currently provides for an automatic, one-time grant of an option to purchase shares of common stock equal to the number of shares with a fair value of $200,000 to each non-employee director, effective on the date of the director's initial appointment or election. The exercise price per share of the option is equal to the fair market value of our common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter. Upon retirement, all unvested options vest immediately. These one-time grants to directors have terms of ten years.
In addition, this program provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase shares of common stock equal to the number of shares with a fair value of $100,000 to each non-employee director, other than the chairman of the board. A non-employee director who acts as chairman of the board of directors receives an annual grant of an option to purchase shares of our common stock equal to the number of shares with a fair value of $115,000 under this program if, immediately after the annual meeting, the director continues to serve as chairman. The grants are adjusted pro rata for a partial year if a director becomes a member of the board at any time other than at the annual meeting of stockholders. The options have an exercise price equal to the fair market value of our common stock as of the date of grant and vest immediately on the date of grant. These annual option grants to directors have terms of ten years.
The company's Nonqualified Deferred Compensation Plan provides that nonemployee directors are eligible to participate in the plan. However, as of December 31, 2012, no nonemployee directors have elected to participate in the plan.
Stock Ownership Guidelines
In 2012, the Board increased the minimum stock ownership requirements applicable to our non-employee directors under our stock ownership guidelines so that their share ownership would represent a more meaningful financial commitment. Under the revised stock ownership guidelines, each non-employee director must maintain ownership of TriQuint stock with a value equal to at least three (3) times the director's annual retainer. Each nonemployee director must achieve the applicable stock ownership level under these revised ownership guidelines within a five year period.
The following table sets forth the compensation paid to each director during the year ended December 31, 2012:

2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Charles Scott Gibson	54,500	99,378	153,878
David H.Y. Ho	45,750	99,378	145,128
Nicolas Kauser	49,750	99,378	149,128
Rod Nelson	13,917	199,083	213,000
Dr. Walden C. Rhines	53,750	99,378	153,128
Steven J. Sharp	52,500	114,285	166,785
Willis C. Young	59,250	99,378	158,628

(1)
These amounts represent the aggregate grant date fair value for stock options granted to the indicated director in 2012 computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation,” excluding the effect of any estimated forfeitures. A summary of the assumptions we apply in calculating these amounts is set forth in Note 12 to the Condensed Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. The aggregate number of shares that were outstanding and granted in 2012 for each of the directors were as follows:

Name	Aggregate Number of Option Awards Outstanding at December 31, 2012 (#)	Number of Option Awards Granted in 2012 (#)
Charles Scott Gibson	65,064	36,759
David H.Y. Ho	98,116	36,759
Nicolas Kauser	109,077	36,759
Rod Nelson	63,175	63,175
Dr. Walden C. Rhines	109,077	36,759
Steven J. Sharp	142,689	42,273
Willis C. Young	109,077	36,759

REPORT OF THE AUDIT COMMITTEE
The audit committee currently consists of three independent directors: Willis C. Young, Nicolas Kauser and Charles Scott Gibson. The audit committee evaluates audit performance, manages relations with our independent registered public accounting firm, KPMG LLP, and evaluates policies and procedures relating to internal accounting functions and internal control over financial reporting. The board has adopted a written charter for the audit committee that details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling these responsibilities.
The audit committee's function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls.
The audit committee also discusses with our independent registered public accounting firm the overall scope of audit services and plans. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's evaluations of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting.
The audit committee also reviews management's report on internal control over financial reporting as well as the independent registered public accounting firm's report to TriQuint on its audit of TriQuint's internal control over financial reporting as required under section 404 of the Sarbanes-Oxley Act.
In connection with the financial statements for the year ended December 31, 2012, the audit committee has performed the following:

(1)	reviewed and discussed the audited financial statements and related disclosures with management and KPMG LLP;

(2)	reviewed the reports of each of management and KPMG LLP on TriQuint's internal control over financial reporting;

(3)
discussed with KPMG LLP the matters required to be discussed under Auditing Standards No. 61 (Codification of Statements on Accounting Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(4)
received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered accounting firm's communications with the audit committee concerning independence and discussed with KPMG LLP the registered public accounting firm's independence from the company and its management; and

(5)	reviewed and approved the fees paid to KPMG LLP for all services, and discussed whether KPMG LLP's provision of non-audit services was compatible with maintaining its independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:
Mr. Willis C. Young-Chairman
Mr. Nicolas Kauser
Mr. Charles Scott Gibson

PROPOSAL NO. 2
RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board has appointed KPMG LLP as TriQuint's independent registered public accounting firm to audit its consolidated financial statements for 2013 and internal control over financial reporting as of December 31, 2013. During 2012, KPMG LLP served as TriQuint's independent registered public accounting firm and has done so since 1991. Although TriQuint is not required to seek stockholder ratification of this appointment, the board believes it to be a sound corporate governance practice to do so. If the appointment is not ratified, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment.
Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to questions and, if they desire, to make a statement.
Before selecting KPMG LLP, the audit committee carefully considered KPMG LLP's qualifications as an independent registered public accounting firm. This consideration included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee's review also included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the independent registered public accounting firm's independence will not be impaired. The audit committee of our board has determined that the provision of services by KPMG LLP other than for audit services is compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm. After review of all credentials, including industry expertise and services, the audit committee appointed KPMG LLP for the audit of TriQuint's financial statements for 2013.
The following table shows KPMG LLP’s fees for the audit and other services provided for 2012 and 2011:

	2012	2011
Audit Fees(1)	$1,138,187	$1,042,083
Tax Fees(2)	281,533	268,305
	$1,419,720	$1,310,388
 ___________________________________

(1)
Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and our internal control over financial reporting, and reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	During 2012 and 2011, we engaged KPMG LLP for corporate tax restructuring services.
Pre-Approval of Audit and Non-Audit Services
The audit committee pre-approves all audit and permissible non-audit services provided by TriQuint's independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging TriQuint's independent registered public accounting firm to render an audit or permissible non-audit services, the audit committee specifically approves the engagement of TriQuint's independent registered public accounting firm to render that service. Accordingly, TriQuint does not engage its independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the audit committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the audit committee in advance of rendering these services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS TRIQUINT'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

PROPOSAL NO. 3
APPROVE THE TRIQUINT 2013 INCENTIVE PLAN
Our board of directors believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between executive compensation and long-term stockholder value creation. Accordingly, upon recommendation of our compensation committee, our board of directors is seeking stockholder approval of the TriQuint 2013 Incentive Plan, which we refer to as the 2013 Plan.
If the 2013 Plan is approved by stockholders, it will replace the TriQuint 2012 Incentive Plan, which we refer to in this proposal as the 2012 Plan and in the text of the 2013 Plan as the Prior Plan, and no new awards will be granted under the 2012 Plan. If stockholders do not approve the 2013 Plan, the 2012 Plan will remain available for new grants to the extent shares are available. As of March 18, 2013, 4,641,799 shares were reserved and available for issuance under the 2012 Plan. As of March 18, 2013, we had total outstanding 160,876,591 shares of our common stock.
The 2013 Plan authorizes the issuance of 5,000,000 new shares of our common stock. In addition, as of March 18, 2013 up to 1,710,700 shares are currently subject to outstanding stock options granted under the 2012 Plan and 30,087,597 shares are currently subject to outstanding stock options granted under the TriQuint 2009 Incentive Plan or the TriQuint 1996 Stock Incentive Program (together with the 2012 Plan, the "Prior Incentive Plans"), and these shares will also become available for grant under the 2013 Plan to the extent these stock options expire without being exercised or are canceled or forfeited without shares actually being issued and delivered.
Although the 2013 Plan allows for the award of restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units, TriQuint has not granted any awards other than stock options to date. Based on an estimated usage rate, we anticipate depleting the shares currently available for issuance under the 2012 Plan in fiscal 2013, leaving an insufficient number of options available for our annual refresh grants in the first quarter of 2014. In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, our board of directors believes that we will need the additional 5,000,000 new shares to be available under the 2013 Plan. Although the additional 5,000,000 new shares to be available under the 2013 Plan will increase the potential dilution to stockholders, our board of directors believes our equity compensation plans are well-managed and below norms for our industry. We expect that with the additional 5,000,000 new shares to be available under the 2013 Plan for which we are seeking stockholder approval, we will have sufficient shares for our equity compensation program until the 2014 annual meeting of stockholders, and stockholder approval for additional shares will be sought at that time.
Under applicable rules of the NASDAQ Stock Market, we are required to obtain stockholder approval of the 2013 Plan. In addition, stockholder approval of the 2013 Plan is necessary to provide the compensation committee with the flexibility to grant incentive stock options to employees under the 2013 Plan and certain awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. See “U.S. Federal Income Tax Information” below for more information about these issues.
A copy of the 2013 Plan, as approved on February 13, 2013 by our board of directors, upon recommendation of its compensation committee and subject to approval from the stockholders, is attached to this proxy statement as Appendix A and is incorporated by reference. The following description of the 2013 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

Description of the 2013 Plan
Purpose
The purpose of the 2013 Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in our company and to align their interests and efforts to the long-term interests of our stockholders. The 2013 Plan also allows us to provide the same opportunity to consultants, agents, advisors and independent contractors.
Administration
The compensation committee of our board of directors administers the 2013 Plan. The board or the committee may delegate administration of the 2013 Plan in accordance with its terms. References to the "committee" below are, as applicable, to the compensation committee, the board or other delegate, including an officer of TriQuint authorized by the board or compensation committee to make grants to certain eligible employees of TriQuint.
Eligibility
Awards may be granted under the 2013 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of TriQuint and its subsidiaries and affiliates. As of March 18, 2013, approximately 2,823 employees, 7 executive officers, and 7 non-employee directors were eligible to receive awards under the 2013 Plan.
Number of Shares
The number of shares of common stock authorized for issuance under the 2013 Plan is 5,000,000 shares. In addition, any shares that are currently subject to outstanding awards under the Prior Incentive Plans up to an aggregate maximum of up to 31,798,297 shares, that cease to be subject to these awards (other than from exercise or settlement of the awards in shares) automatically become available for issuance under the 2013 Plan. Including the number of shares that may become available for issuance under the 2013 Plan from the Prior Incentive Plans, the total number of shares that may be issued under the 2013 Plan is 36,798,297 shares. The maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is the same as the total number of shares authorized under the 2013 Plan. Any shares of our common stock subject to awards other than stock options or stock appreciation rights ("SARs") will count against the numerical limits of the plan as 1.5 shares of common stock for every one share of common stock subject to the award.
The following shares will be available again for issuance under the 2013 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us; and

•	shares related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.
Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2013 Plan.
Shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award, or shares covered by a stock-settled SAR that are not issued in settlement of the SAR, will not be available again for issuance under the 2013 Plan.
If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2013 Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (d) subject to any outstanding award, including the per share price of such securities.
Types of Awards
The 2013 Plan permits the grant of any or all of the following types of awards.
Stock Options. The committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2013 Plan must be at least 100% of the fair market value of the common stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions. At the time of grant, the committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Unless the committee otherwise determines, fair market value means, as of a given date, the closing price of our common stock during regular session trading on the NASDAQ Stock Market.
Stock Appreciation Rights. The committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2013 Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share's fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of a SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than ten years, and the term of a tandem SAR will not exceed the term of the related option.
Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of common stock, or awards designated in units of common stock, under the 2013 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee's discretion. The restrictions may be based on continuous service or the achievement of specified performance criteria, as determined by the committee.
Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the committee.
Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2013 Plan and any other terms and conditions determined by the committee.
Minimum Vesting Requirements. The committee may not grant awards with respect to more than 10% of the shares authorized under the plan (subject to adjustment) that (a) are not stock options or SARs and (b) vest based solely on continuous services over fewer than three years or based on other factors over less than one year.
Repricing
The 2013 Plan prohibits the cancellation or amendment of outstanding options or stock appreciation rights for the purpose of repricing, replacing or regranting the awards with options or stock appreciation rights that have a purchase or grant price that is less than the purchase or grant price for the original option or stock appreciation right, except in connection with adjustments to reflect certain changes in TriQuint's capitalization.   The 2013 Plan also prohibits the issuance of an option or amendment of an outstanding option to provide for the grant or issuance of a new option on exercise of the original option.
Performance-Based Compensation under Code Section 162(m)
Performance Goals and Criteria. If the committee intends to qualify an award under the 2013 Plan as "qualified performance-based compensation" under Section 162(m) of the Code, the performance goals selected by the committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for TriQuint as a whole or any business unit, as reported or calculated by TriQuint: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder's equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.
The performance goals also may be based on the achievement of specified levels of performance for our company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.
The committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20-45 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.
Adjustments and Certification. The committee may adjust the amount payable pursuant to an award under the 2013 Plan that is intended to qualify as "performance-based compensation" under Section 162(m) downward but not upward. The committee may not waive the achievement of performance goals related to an award except in the case of a participant's death or disability. Section 162(m) requires that the committee certify that performance goals were achieved before the payment of the "performance-based compensation."
Limitations. Subject to certain adjustments, participants who are granted awards intended to qualify as "performance-based compensation" under Section 162(m) may not be granted awards, other than performance units, for more than

750,000 shares of common stock in any calendar year, except that additional awards for up to 750,000 shares may be granted to newly hired or promoted individuals in any calendar year. The maximum dollar value payable to any participant with respect to performance units or other awards payable in cash that are intended to qualify as "performance-based compensation" cannot exceed $1,000,000 in any calendar year.
Change of Control
Under the 2013 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change of control:

•
All outstanding awards, other than performance shares and performance units, will become fully and immediately exercisable and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change of control and the awards will terminate at the effective time of the change of control. However, upon certain changes of control, such as specified reorganizations, mergers or consolidations, the awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent the awards are not converted, assumed or replaced by a successor company.

•
All performance shares and performance units will be payable based on targeted performance being attained as of the effective date of the change of control and will be paid in accordance with the payout schedule for the award.

•	In the event of certain reorganizations, mergers or consolidations, the committee may in its discretion instead provide that a participant's outstanding awards will be cashed out.
Definition of Change of Control. Unless the committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change of control of TriQuint generally means the occurrence of any of the following events:

•
an acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of TriQuint entitled to vote generally in the election of directors (excluding generally any acquisition directly from TriQuint, any acquisition by TriQuint, any acquisition by any employee benefit plan of TriQuint or an affiliate, or the completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of TriQuint's assets pursuant to which specific requirements are met);

•
a change in the composition of the board of directors in any two-year period with the result that the incumbent board members cease to constitute at least a majority of the board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board);

•	completion of specified reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of TriQuint; or

•	completion of a complete liquidation or dissolution of TriQuint.
Amendment and Termination
The board of directors or the committee may amend the 2013 Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the 2013 Plan, then to the extent so required, stockholder approval will be obtained. The board or the committee may also suspend or terminate all or any portion of the 2013 Plan at any time, but any suspension or termination may not, without a participant's consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the board or committee, the 2013 Plan will terminate ten years after the date of stockholder approval of the 2013 Plan.
U.S. Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2013 Plan generally applicable to us and to participants in the 2013 Plan who are subject to U.S. federal taxes. The summary is based on the applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a "disqualifying disposition," and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.
Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.
Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.
The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant's termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.
Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.
Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.
Tax Consequences to TriQuint. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2013 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.
Code Section 162(m). Under Code Section 162(m), we are generally prohibited from deducting compensation paid to "covered employees" in excess of $1,000,000 per person in any year. "Covered employees" are defined as the principal executive officer and any one of the three highest paid executive officers (other than the principal executive officer or the principal financial officer) as of the close of the applicable taxable year. Compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied to qualify as performance-based compensation under Code Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders. Accordingly, stockholder approval of the 2013 Plan is necessary to ensure that we have the ability to exclude taxable compensation attributable to stock options, stock appreciation rights and performance-based awards under the 2012 Plan that are intended to qualify as "qualified performance-based compensation" under Code Section 162(m) from the limits on tax deductibility imposed by Section 162(m).
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2013 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2013 Plan until all tax withholding obligations are satisfied.
Plan Benefits
All awards to employees, officers, directors and consultants under the 2013 Plan are made at the discretion of the committee. Therefore, the benefits and amounts that will be received or allocated under the 2013 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the "2012 Grants of Plan-Based Awards" table. Grants made to our non-employee directors in the last fiscal year are described in "Director Compensation." The closing price of our common stock, as reported on the NASDAQ Stock Market on March 18, 2013, was $4.63 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE TRIQUINT 2013 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

As of March 18, 2013, 4,818,491 shares were reserved and available for issuance under all of our equity compensation plans referred to in the table below, in addition to the 5,000,000 shares for which we are seeking stockholder approval.  As of March 18, 2013, 33,264,552 shares were subject to issuance upon exercise of outstanding options or awards at a weighted average exercise price of $6.53, and with a weighted average remaining life of 6.54 years.  No shares were subject to outstanding restricted stock and restricted stock units or other stock based awards that remain subject to forfeiture.
The following table provides information as of December 31, 2012 concerning securities authorized for issuance under equity compensation plans of the company.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	31,887,824	(1)	$6.57	(2)	7,446,221	(3)
Equity compensation plans not approved by security holders	1,353,558	(4)	$6.28		184,139
Total	33,241,382		$6.56	(2)	7,630,360
______________________________________________

(1)
Of these shares of common stock, 1,006,250 shares were subject to outstanding options under the 2012 Plan, 18,021,444 shares were subject to outstanding options under the 2009 Plan and 12,860,130 shares were subject to outstanding options under the 1996 Program.

(2)
The weighted average exercise price excludes the shares in the 2007 Employee Stock Purchase Plan (“2007 ESPP”). We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2007 ESPP or the weighted average exercise price of outstanding rights under the 2007 ESPP. The 2007 ESPP provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(3)
Consists of 4,791,829 shares of our common stock reserved for issuance under our 2012 Plan and 2,654,342 shares of our common stock reserved for future issuance under our 2007 ESPP. Shares available for issuance under the 2012 Plan can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the plan administrator. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2007 ESPP or the weighted average exercise price of outstanding rights under the 2007 ESPP. The 2007 ESPP provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(4)
Of these shares of common stock, 37,303 shares were subject to outstanding options under the 1998 Nonstatutory Stock Option Plan and 1,316,255 shares were subject to outstanding options under the 2008 Inducement Award Program.

2008 INDUCEMENT AWARD PROGRAM
In May 2008, the board adopted the 2008 Inducement Award Program (the “2008 Program”). The 2008 Program initially provided for the issuance of up to 1,250,000 shares of the company's common stock. In August 2009, the board approved the issuance of an additional 350,000 shares of the company's common stock and in February 2011, the board approved the issuance of an additional 200,000 shares of the company's common stock. As of March 18, 2013, options to acquire 1,466,255 shares were outstanding. Most of these options were granted in connection with the acquisition of WJ Communications and the acquisition of TriAccess Technologies. A small number of the options were granted in connection with select new employee hire grants. Stockholder approval of the 2008 Program was not required under the rules of the NASDAQ Global Select Market. The material terms of the 2008 Program are summarized below.
The purposes of the 2008 Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

The 2008 Program authorizes the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and other stock or cash awards at the discretion of the compensation committee to new employees.
The terms of options that may be granted under the 2008 Program are as follows. The exercise price of an option may not be less than the fair market value of our common stock on the date of grant and the term of each option will be stated in the stock option agreement. All of the options that are currently outstanding under the 2008 Program vest and become exercisable over a four year period. Payment of the exercise price may be made by cash, check, cashless exercise, other shares of our common stock, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the board of directors or its appointed committee may establish. If an optionee's employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board or the compensation committee up to the remainder of the option's term.
The number of shares available for future grant and the number of shares subject to previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, reclassification of the common stock or other changes in capitalization as described in the 2008 Program.
In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 2008 Program must be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be vested or exercisable.
The 2008 Program provides that the board of directors may amend or terminate the 2008 Program without stockholder approval, but no amendment or termination of the 2008 Program or any award agreement may adversely affect any award previously granted under the 2008 Program without the written consent of the optionee.
1998 NONSTATUTORY STOCK OPTION PLAN
In December 1997, the board adopted the 1998 Nonstatutory Stock Option Plan (the “1998 Plan”). The 1998 Plan was subsequently amended and restated in July 2003. The 1998 Plan terminated on December 3, 2007. The material terms of the 1998 Plan are summarized below.
The purposes of the 1998 Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.
The aggregate number of shares of our common stock initially authorized for issuance under the 1998 Plan was 3,000,000 (post-split). In December 2002, the board of directors amended the 1998 Plan to increase the aggregate number of shares of common stock authorized for issuance by 1,000,000 for the purpose of granting stock options to our new employees from businesses that we acquired in 2002 and early 2003. As of March 18, 2013, there were no shares outstanding under this plan.
The 1998 Plan authorized the grant of nonstatutory stock options to consultants and employees who were not officers or directors.
The terms of options granted under the 1998 Plan are as follows. The exercise price of an option could not be less than the fair market value of our common stock on the date of grant and the term of each option was stated in the stock option agreement. All of the options that are currently outstanding under the 1998 Plan vest and become exercisable over a four year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, cashless exercise, other shares of our common stock, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options could be made exercisable only under the conditions the board of directors or its appointed committee established. If an optionee's employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board or its appointed committee up to the remainder of the option's term.
The number of shares subject to previously granted but unexercised options is subject to adjustment for any future stock dividends, splits, mergers, combinations, reclassification of the common stock or other changes in capitalization as described in the 1998 Plan.
In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 1998 Plan must be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be vested or exercisable.

PROPOSAL NO. 4
APPROVAL, AS ADVISORY VOTE, OF EXECUTIVE COMPENSATION

Recent legislation, known as the Dodd-Frank Wall Street Reform and Consumer Protection Act, (the "Dodd-Frank Act") requires us to give our stockholders the opportunity to vote (on an advisory and non-binding basis) to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules ("say-on-pay"). As described in more detail in the Compensation Discussion and Analysis ("CD&A"), TriQuint's compensation philosophy links executive compensation to our short-term and long-term performance. We believe this philosophy supports TriQuint's long-term success and profitability and aligns performance with total stockholder returns.

The compensation committee, consisting only of independent directors, reviews and approves the compensation programs for our named executive officers to ensure compensation aligns the interests of the executives with the interests of the stockholders. The compensation committee also retains a third-party, independent compensation consultant to assist the committee in analyzing the compensation programs.

In addition, TriQuint has many compensation practices to create an environment that rewards performance relative to TriQuint's strategic and financial goals and increasing stockholder value that include the following:

•
We base each executive's compensation on the executive's level of job responsibility and individual performance, and as an executive progresses to higher levels of responsibility in the organization, an increasing proportion of the executive's pay is linked to company performance and stockholder returns through our management incentive plans and stock option awards, ensuring total compensation correlates with the financial and strategic success of the company as a whole.

•	We generally endeavor to offer a compensation program that provides compensation opportunities that are competitive with those offered for similar executive positions.

•	The target compensation for our President and Chief Executive Officer is consistently below the 50th percentile in a comparison with the compensation for Chief Executive Officer's in our peer group.

•
Our compensation plan is linked to both the short and long term performance of the Company. Short-term incentive compensation is tied directly to corporate performance under TriQuint's management incentive plans, while long-term incentive compensation is tied more directly to long-term corporate performance by our equity compensation awards.

•	Bonus targets for executives are based on a combination of operating income and return on invested capital which we believe is consistent with stockholder interests.

•	We develop and administer our compensation program to foster the long-term retention of our executives and to align our executives' interests with those of our stockholders.

•
In 2012, the compensation committee increased the minimum stock ownership requirements applicable to our named executive officers under our stock ownership guidelines so that their share ownership would represent a more meaningful financial commitment. Each named executive officer must achieve target levels of stock ownership within a five year period. Under the revised stock ownership guidelines, our President and Chief Executive Officer must maintain ownership of TriQuint stock with a value equal to at least three times his base salary and the other named executive officers must maintain ownership of TriQuint stock with a value least equal to their respective base salaries. The executives have until 2017 to attain the new levels required.

•
If the company is required to prepare an accounting restatement on an annual financial statement included in a report on Form 10-K, our President and Chief Executive Officer and Chief Financial Officer may each be required to repay a portion of any cash bonus received during the period covered by the restatements. This repayment should be equal to the amount earned minus the amount they would have received if the bonus had been calculated using the information contained in the restated financial statements. If a majority of the independent members of the board of directors determines that the financial restatement was not due to the recklessness of the President and Chief Executive Officer and/or the Chief Financial Officer, causing material noncompliance with any financial reporting requirement under the federal securities laws, then the amount repaid shall be returned, together with any accrued interest.

The compensation committee and the board of directors believe that these policies, procedures and amounts are effective in implementing our compensation philosophy and achieving stockholder goals. The say-on-pay vote is advisory and therefore not binding on TriQuint. However, we value the opinions of our stockholders and this vote gives you, as a stockholder, the opportunity to approve or not to approve our executive compensation program and policies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF TRIQUINT'S NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information regarding the beneficial ownership of our common stock as of March 18, 2013, by:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our executive officers named in the summary compensation table on page 34; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Beneficial Owners(1)	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable(2)	Total Shares Beneficially Owned and Shares Underlying Exercisable Options	Percent of Outstanding Shares (%)(3)
5% Stockholders
BlackRock, Inc. 40 East 52ndStreet New York, NY 10022	12,798,261	—	12,798,261	8.0%
Vanguard Group Inc. (4) 100 Vanguard Blvd Malvern, PA 19355	9,892,521	—	9,892,521	6.2%
Directors and Named Executive Officers
Charles Scott Gibson	47,943	65,064	113,007	*
David H.Y. Ho	30,000	86,576	116,576	*
Nicolas Kauser	79,000	109,077	188,077	*
Ralph G. Quinsey	153,985	1,792,500	1,946,485	1.2%
Roderick Nelson	10,000	—	10,000
Dr. Walden C. Rhines (5)	285,000	109,077	394,077	*
Steven J. Sharp (6)	476,622	142,689	619,311	*
Willis C. Young	25,609	109,077	134,686	*
Steven J. Buhaly	75,430	443,750	519,180	*
Todd A. DeBonis	20,080	693,437	713,517	*
Steven R. Grant	37,150	553,750	590,900	*
James Klein	4,638	67,812	72,450	*
All directors and executive officers as a group (14 persons)	1,260,712	4,873,678	6,134,390	3.8%

 ______________________________________

*	Less than 1%

(1)
The address of all directors and named executive officers is the address of our company: 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. Information for greater than 5% stockholders is based solely on the information reported by these stockholders on Schedule 13D or 13G filed with the Securities and Exchange Commission.

(2)	Includes shares of common stock subject to options currently exercisable or exercisable within 60 days after March 18, 2013.

(3)
Applicable percentage of ownership is based on 160,876,591 shares of common stock outstanding as of March 18, 2013, together with applicable options held by each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 18, 2013, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)
Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2013, The Vanguard Group, Inc. reported having sole voting power over 262,362 shares, shared voting power over no shares, sole dispositive power over 9,638,359 shares and shared dispositive power over 254,162 shares.

(5)
Includes 16,000 shares held by Dr. Rhines' wife, 20,000 shares owned jointly with his wife and 30,000 shares held in an IRA. Also includes 60,000 shares held by The Rhines Foundation for which Mr Rhines disclaims beneficial ownership. Also includes 3,500 shares owned by Dr. Rhines' sister over which Mr Rhines has limited power of attorney, 23,000 shares held by the Rhines 2002 Partnership LLP and 22,500 shares held by the Rhines 2006 Partnership LLP, all of which, Mr. Rhines disclaims beneficial ownership.

(6)	Includes 13,600 shares held by a not-for-profit charitable foundation for which Mr. Sharp disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms we have received, or written representations from certain reporting persons, we believe that during 2012 all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our compensation program for our president and chief executive officer, our chief financial officer and our three other most highly compensated executive officers, whom we collectively refer to as our named executive officers.
Results of 2012 Stockholder Advisory Vote to Approve Executive Compensation
At our 2012 annual meeting of stockholders, the Company requested our stockholders to approve, on an advisory (non-binding) basis, the compensation paid to our executive officers as reported in the proxy statement for the 2012 annual meeting. Over 93% of our stockholders expressed support for our executive compensation, with approximately 89% of the shares present and entitled to vote voting for approval of the “say on pay” advisory vote on executive compensation. Because of the high level of support expressed by our stockholders for the 2011 fiscal year executive compensation, the Compensation Committee has continued to apply a similar approach for executive compensation decisions and policies.
Overview-Linking Pay to Performance
TriQuint links named executive compensation to performance. Specifically, short-term incentive compensation is tied directly to corporate performance under TriQuint's management incentive plans, while long-term incentive compensation is tied more directly to long-term corporate performance by our equity compensation awards. TriQuint has allocated these compensation elements in a manner that the compensation committee believes will support TriQuint's long-term success and profitability, aligned with total stockholder return. This balanced approach employs a larger percentage of short-term and long-term incentives as compared to total compensation at increasingly higher levels of responsibility, where individuals have the greatest influence on TriQuint's strategic direction and results over time. Under TriQuint's incentive compensation plans, company performance above targeted objectives results in increased total compensation, while performance below targeted objectives results in decreased total compensation. In recommending our chief executive officer's compensation for 2012, the committee applied the principles outlined above in a similar manner as they were applied to our other executives.
Compensation Philosophy and Objectives
TriQuint's named executive officer compensation program is designed to align the interests of our executives with the interests of our stockholders by creating an environment that rewards performance relative to TriQuint's strategic and financial goals and increasing stockholder value. Our executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which we compete for executive talent. In this regard, the amounts and types of executive compensation that make up TriQuint's executive compensation packages are designed to be competitive with those available to similar executives at other companies in our industry. In particular:

•
We base each executive's compensation on the executive's level of job responsibility and individual performance. A relatively high proportion of the executive's pay is linked to company performance and stockholder returns through our management incentive plans and stock option awards, ensuring total compensation correlates with financial and strategic success of the company as a whole.

•
We generally endeavor to offer a compensation program that provides compensation opportunities that are competitive with those offered for similar executive positions in other high technology employers in our industry or that compete with us for talent, so that we can attract and retain a highly-skilled executive team.

•	We develop and administer our compensation program to foster the long-term retention of our executives.

The compensation committee considers the semi-annual, annual and long-term components of our executive compensation program together in assessing whether the program is attaining its designed objectives.
How We Set Compensation
In determining total named executive officer compensation for 2012, the compensation committee considered various measures of company and industry performance, including revenue, operating income, market capitalization, gross margins, total stockholder return, and growth rates, as good indicators of company performance, but did not assign these performance measures relative weights. The committee makes a subjective determination after considering all of these measures collectively.
The compensation committee also compared TriQuint's programs with those of other technology companies of comparable size and stature selected by the committee in consultation with its compensation consultant. For more information about the committee's compensation consultant, see "Corporate Governance and Other Matters-Information about the Board and Committees of the Board of Directors-Compensation Committee." The company's process for selecting peer companies is as follows: the committee considers all semiconductor companies; removes all equipment companies and other companies that are in a substantially different business; narrows the list to companies that are within 0.5 times to 2.0 times of the company with respect to revenue or enterprise value; and adds back companies that are direct competitors. The committee used the following companies for peer comparison in setting named executive officer compensation for 2012:

Cree, Inc.	Diodes Inc.	Fairchild Semiconductor Int'l
Hittite Microwave Corporation	Integrated Device Technology	International Rectifier Corp
Intersil Corporation	Linear Technology Corp	Microsemi Corporation
PMC-Sierra Inc.	R.F. Micro Device, Inc.	Silicon Laboratories
Skyworks Solutions, Inc.

In analyzing this information, the compensation committee compared the executive compensation programs as a whole, and compared the pay of individual executives if the committee believed the jobs are sufficiently similar to make meaningful comparisons. The primary reason the committee analyzed peer group data was to ensure that the executive compensation program as a whole was competitive with compensation programs at peer group companies. The committee did not target a specific position in the range of comparative data for each individual or for each component of compensation. In determining the amount of base salary, target incentive award and level of equity compensation for each named executive officer, the committee considered each executive's level of responsibility, prior experience, past job performance, contribution to TriQuint's success, capability and results achieved, and reviewed the comparative compensation data provided by the compensation consultant. The committee did not apply formulas or assign these factors specific mathematical weights; instead, the committee exercised its business judgment and discretion.
Elements of Compensation

Compensation Element	Objective	Key Features
Base Salaries	To attract and retain key executive talent.
Target base salaries are competitive when compared with those of executives holding similar positions with other companies in our industry peer group.
Base salaries are reviewed annually and increases are based on company performance, individual performance and pay relative to the market.

Management Incentive Plan	To reward executives for strong operational and financial performance of the company.
Provides incentives to participants if specified minimum operating income goals and return on invested capital (ROIC) goals are achieved during the applicable period.
The goals are set semi-annually and pay out 40% based on first half year's results, 40% based on second half year's results, and 20% based on full year's results.
The operating income and ROIC components are weighted as follows: 75% for achievement of the operating income goal and 25% for achievement of the ROIC goal. There is no payout from this plan if performance is below 80% of the performance goals. The payments are capped at 200% of the target award amounts.

Sales Incentive Plan	To reward sales executives for strong revenue and financial performance of the company.
Provide incentive for sales executives if specific sales goals are met. These may include annual revenue, design win revenue, specific market revenue, forecast accuracy, cost of sales, and other sales related targets.

Other Cash Incentives	Discretionary awards or programs designed to recognize outstanding performance of individuals.	These awards are granted on a discretionary basis when an executive has achieved outstanding results or to incentivize a specific goal achievement above and beyond normal business operations.
Equity Compensation	To reward current and anticipated future contributions to company performance. To retain key executives. To align compensation with stockholder returns.
TriQuint has chosen stock options as a key compensation element because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint's common stock and thus this portion of the executives' compensation is directly aligned with increases in stockholder returns.

Pay Mix. The compensation program includes a mixture of base pay through base salaries and at-risk pay through the various incentive plans and equity compensations. Through the at-risk components, executives are rewarded on a short-term and long-term basis for strong company financial and stock price performance. At the same time, if TriQuint's financial or stock price performance is below targeted expectations, the at-risk components of the compensation plan will result in reduced compensation. All elements of compensation, except for base salary, are considered to be at-risk and variable. The management incentive plan, sales incentive plan and other cash incentives are considered short-term variable incentives while the equity compensation is considered a long-term variable incentive. The following charts illustrate the composition of target total direct compensation for the CEO and for the other named executive officers between base salary, short term and long term compensation as well as the percentage of compensation that is fixed versus variable and the percentage of incentive pay that is short-term versus long-term.
* Included in the CEO's compensation is the value of the performance based stock options which were granted in 2012. At the time of grant, the performance was not considered to be probable. However, in December 2012, the performance was deemed probable and the Company began recognizing compensation expense relating to those options.
Base Salaries.  Compared to the peer group, Mr. Quinsey's base salary is below the 25th percentile. Mr. Quinsey's cash compensation is, by his request, below market. Mr. Quinsey prefers that his pay be largely variable and correlates with company performance. Since the overall company performance was below expectations in 2011 he requested no base pay increase again in 2012. It is the committee's belief that Mr. Quinsey's overall compensation package should be competitive in the market but they also respect and support his request to have his compensation clearly reflect the financial results of the company and maintain his base salary at its current level. The committee recommended, and the company's independent directors approved, a zero base pay increase for Mr. Quinsey for 2012. Given the overall company performance in 2011 Mr. Buhaly, Mr. DeBonis and Mr. Grant received no base pay increases in 2012. The committee increased Mr. Klein's base pay for 2012 by 3.5% based on his performance in his first 8 months at TriQuint and the success of the integration of the Defense & Aerospace product organization with the Foundry product organization.
In November 2012, the committee increased Mr. Klein's base pay by an additional 7.35%, reflecting the change in the scope of his roles and responsibilities as the VP and General Manager for the new Infrastructure and Defense Products product line that resulted from the merger of the Networks product line with the Defense & Aerospace product line.
Annual Cash Incentives. The committee established annual cash incentives for each of our named executive officers for 2012.
Management Incentive Plan. All named executive officers, except Todd DeBonis, our vice president of worldwide sales, customer service and business development, participated in TriQuint's 2012 management incentive plan. This plan provided incentives for our named executive officer participants if specified minimum operating income goals and return on invested capital (ROIC) goals were achieved during 2012. These goals related to the company as a whole, which we believe provided an appropriate incentive for the named executive officers to take actions that would have a positive impact on the company overall and aligned their interests with the interests of our stockholders. We believe that our focus on operating income and ROIC encouraged management to appropriately balance risk and profitability. The committee maintained 2012 management incentive plan targets for the named executive officers (expressed as a percentage of base pay) at 2011 levels, other than for Mr. Klein as described below.
The operating income and ROIC used to calculate the award payments for 2012 under this plan were based on TriQuint's non-GAAP operating income, which the committee could adjust to exclude certain unusual items (including, but not limited to, severance, impairment, restructuring costs, litigation costs, first year losses or gains of any acquired entities, and same year losses or gains of divestitures). In setting the incentive award target amounts for 2012, the committee determined the overall affordability of the management incentive plan and considered the industry benchmark data provided by the compensation consultant.
For all officers, the specific operating income goal for the first half of 2012, adjusted for $7.6 million of legal expenses related to litigation with Avago Technologies, Ltd., involving patent, antitrust and trade secrets, was $25.7 million. Actual non-GAAP operating income, excluding litigation expenses, for the first half of 2012 was ($2.7) million, resulting in no payout under the management incentive plan for the first half of 2012. The ROIC goal for the same period was 7.0% and actual ROIC was (0.8%), resulting in no payout under the management incentive plan for the first half of 2012.
Mr. Klein received a first half 2012 management incentive plan payment as pursuant to his employment letter agreement.
For the second half of 2012, the operating income goal was $14.0 million. Actual non-GAAP operating income was $10.8 million, resulting in a 56.8% payout under the management incentive plan for the second half of 2012. The ROIC goal for the second half of 2012 was 3.7% and the actual ROIC was 3.1%, resulting in a 69.6% payout under the management incentive plan for the second half of 2012. For the full year of 2012, the operating income goal was $39.7 million excluding $7.6 million of Avago litigation expense. Actual non-GAAP operating income, excluding the Avago litigation expenses, for the full year of 2012 was $8.1 million, resulting in no payout under the management incentive plan for the full year of 2012. The ROIC goal for the same period was 5.2% and actual ROIC was 1.2%, resulting in a no payout under the management incentive plan for the full year of 2012.
In November 2012, the committee increased Mr. Klein's management incentive plan target from 50% to 60% reflecting the change in the scope of his role and responsibilities as the VP and General Manager for the new Infrastructure and Defense Products product line that resulted from the merger of the Networks product line with the Defense & Aerospace product line.

Other Cash Incentives. Todd DeBonis, our Vice President of Worldwide Sales, is not eligible to participate in the management incentive plan, but instead participates in a sales incentive program. For 2012, his sales incentive target award remained at 100% of his base salary, which is above the 75th percentile of peer companies. This program provided incentives to Mr. DeBonis if specified minimum sales performance goals are achieved for the applicable periods. The sales performance goals for 2012 were related to achievement of specified levels of annual revenue, design win revenue, forecast accuracy and cost of sales. The revenue, design wins and forecast accuracy portions of the award were payable quarterly based on achievement of these goals for each quarter, while the cost of sales expense portion of the award was payable annually. The elements of this incentive plan were weighted as follows: 35% revenue attainment; 40% design wins; 15% forecast accuracy; and 10% cost of sales.  The revenue attainment and design wins were capped at 200%. The forecast accuracy and cost of sales were capped at 100%. The annual revenue attainment goal for 2012 was $1.03 billion; actual achievement was $829.3 million, resulting in an 81% payout. The annual cost of sales expense goal was $32.5 million non-GAAP. The actual achievement of the cost of sales expense goal was $31.7 million non-GAAP, resulting in a 100% payout.  The targeted design win revenue quota and forecast accuracy goals were set to meet TriQuint's future growth objectives. Mr. DeBonis achieved 70% of the design win goal and 90% of the forecast accuracy goal.  Overall achievement for 2012 resulted in an 80% payout.
Long-Term Incentives. In 2012, TriQuint provided its named executive officers with long-term incentives through the grant of stock options under its stock incentive plans. TriQuint has chosen stock options as a key compensation element because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint's common stock and thus this portion of the executives' compensation is directly aligned with stockholder returns.
In determining the number of stock options to be awarded to each executive officer in 2012, the committee considered the following:

(i)	the executive's current contribution to TriQuint's performance;

(ii)	the executive's anticipated contribution in meeting TriQuint's long-term strategic performance goals; and

(iii)	comparisons of the Black-Scholes value and number of shares for such awards to published surveys of executive stock option grants made by our peer group companies discussed above.
Individual considerations, such as the executive's current and anticipated contributions to TriQuint's performance, were more subjective and less measurable by financial results at the corporate level. In this respect, the committee exercised significant judgment in measuring the current or anticipated contribution to TriQuint's performance. The committee also reviewed the total number and Black-Scholes value of the stock options granted to evaluate whether there was an appropriate distribution of those options among the executive officers.
For 2012, the committee recommended that a portion of Mr. Quinsey's equity grant vest based on company performance. Consequently, the committee recommended and the independent members of the board approved the following grant to Mr. Quinsey of stock options to purchase 125,000 shares that will vest over three years based on Mr. Quinsey's continued service and only if the company achieves $1.2 billion in revenue over four consecutive quarters between April 1, 2012 and December 31, 2015. At the time of grant, the performance was not considered probable. However, as of December 31, 2012, performance was determined to be probable. Per ASC 718, the Company began recognizing expense relating to the performance based stock options in December 2012.
When determining the size of the equity grants for the other named executive officers, the committee took into consideration individual performance, business performance, peer group data and other factors.
Other Compensation Issues
Deferred Compensation.  TriQuint has chosen to provide its named executive officers the opportunity to defer a specified portion of their cash compensation into a non-qualified deferred compensation plan because it believes the deferred compensation plan is a cost effective way to provide executives with retirement planning benefits.
Termination and Change in Control Arrangements. Our change of control policy that covers our named executive officers provides for the payment of severance benefits in the event that they are terminated without cause, or as a result of death or disability, or resign for good reason, within a specified period of time before or after a change of control. Payments are activated by a dual trigger and are intended to reinforce and encourage the continued attention and dedication of the management team to their assigned duties without distraction in circumstances arising from the possibility of a change of control of TriQuint. The level of these severance benefits is tied to the executive's annual base salary and targeted annual cash management incentive opportunity. In addition, each of our named executive officers is also party to an employment letter agreement pursuant to which the executive will receive benefits in the event of termination without cause or for good reason other than in connection with a change of control. A more detailed discussion of these agreements can be found under the “Potential Payments Upon Termination or Change of Control” section below.
Stock Ownership Guidelines.  To further align the interests of the named executive officers with those of our stockholders, each named executive officer must achieve target levels of stock ownership within a five year period. In 2012 these guidelines were revised so that their share ownership would represent a more meaningful financial commitment. The value of the shares required to be owned by Mr. Quinsey are 3 times his base salary. The value of the shares required to be owned by each of the other officers is equal to their respective base salaries. As a result of the change in guidelines, the officers have until 2017 to attain the new levels required.
Deductibility of Executive Compensation. The committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers for 2012. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year for certain executive officers, unless certain exemption requirements are met. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit under Section 162(m). We believe that all taxable compensation paid in 2012 to those of our named executive officers who are covered by Section 162(m) will be fully deductible for federal income tax purposes.
Forfeiture of Bonuses. If the company is required to prepare an accounting restatement on an annual financial statement included in a report on Form 10-K, the CEO and CFO may each be required to repay a portion of any cash bonus received during the period covered by the restatements. This repayment should be equal to the amount earned minus the amount they would have received if the bonus had been calculated using the information contained in the restated financials. If a majority of the independent members of the board of directors determines that the financial restatement was not due to the recklessness of the CEO and/or the CFO, causing material noncompliance with any financial reporting requirement under the federal securities laws, then the amount repaid shall be returned, together with any accrued interest.

2012 Summary Compensation Table
The following table sets forth information regarding compensation for the years indicated for each of our named executive officers. Salary includes amounts deferred at the officer's election.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Ralph G. Quinsey (3)	2012	$428,879	$—	$395,913	$104,788	$9,422	$939,002
President and Chief Executive Officer	2011	422,593	—	1,652,900	—	10,606	2,086,099
	2010	436,584	—	1,817,000	803,071	11,158	3,067,816

Steven J. Buhaly	2012	326,786	—	475,095	54,600	9,422	865,903
Chief Financial Officer	2011	320,055	—	793,392	—	10,393	1,123,840
	2010	297,280	—	508,761	328,089	10,936	1,145,066

Todd A. DeBonis	2012	229,632	—	380,076	311,046	9,422	930,176
Vice President, Worldwide Sales	2011	291,483	—	793,392	255,339	26,013	1,366,227
	2010	257,288	30,000	508,761	307,999	11,124	1,115,172

James L. Klein	2012	279,867	—	285,057	108,492	8,193	681,609
Vice President, Infrastructure & Defense Products	2011	196,039	—	570,338	62,827	2,853	832,057
	2010	—	—	—	—	—	—

Steven R. Grant	2012	316,731	—	380,076	52,920	5,714	755,441
Vice President, Operations	2011	310,028	—	793,392	—	5,587	1,109,007
	2010	287,253	—	508,761	316,991	6,117	1,119,122

(1)
These amounts do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value for stock options granted in 2012, 2011 and 2010 to the indicated named executive officer, computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation,” excluding the effect of any estimated forfeitures. A summary of the assumptions we apply in calculating these amounts is set forth in Note 12 to the Condensed Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
For 2012, consists of group term life insurance and AD&D premiums paid by TriQuint on behalf of each executive, and matching contributions to TriQuint's 401(k) plan for each executive. The table below details the matching contribution to TriQuint's 401(k) plan for each executive:

Ralph G. Quinsey	$8,750
Steven J. Buhaly	8,750
Todd A. DeBonis	8,750
James L. Klein	7,521
Steven R. Grant	5,042

(3)
Mr. Quinsey received a performance and time vesting option that is included here at a value of zero. At the time of grant, the performance was not considered probable. However, as of December 31, 2012, performance was determined to be probable. Per ASC 718, the Company began recognizing expense relating to the performance based stock options in December 2012. The total expense to be recognized will be $395,913. The time based vesting schedule vests 25% each quarter starting the ninth quarter after grant but only if the performance conditions have been obtained.

2012 Grants of Plan-Based Awards Table
The following table sets forth information concerning cash and option-based awards granted during 2012 to each of the named executive officers:

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Ralph G. Quinsey	4/9/2012	3/16/2012					125,000		125,000	$5.94	$395,913	(2)
			$22,000	$440,000	$880,000
Steven J. Buhaly	4/9/2012	3/16/2012							150,000	5.94	475,095
			11,375	227,500	455,000
Todd A. DeBonis	4/9/2012	3/16/2012							120,000	5.94	380,076
			—	300,000	—
Steven R. Grant	4/9/2012	3/16/2012							120,000	5.94	380,076
			11,025	220,500	441,000
James L. Klein	4/9/2012	3/16/2012							90,000	5.94	285,057
			72,182	159,863	319,725

(1)
These amounts do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the grant date fair value for the stock options granted to the indicated named executive officer in 2012 based on the fair value of these awards computed in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation” excluding the effect of estimated forfeitures. A summary of the assumptions we apply in calculating these amounts is set forth in Note 12 to the Condensed Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)
Mr. Quinsey received a stock option with both performance and time vesting that is included in this table with a grant date fair value of zero, because at the time of grant, the achievement of the applicable performance goal was not considered probable. However, as of December 31, 2012, performance was determined to be probable. Per ASC 718, the Company began recognizing expense relating to the performance based stock options in December 2012. The grant date fair value of this stock option is $395,913. The time based vesting schedule vests 25% each quarter starting the ninth quarter after grant but only if the performance conditions have been obtained.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Amounts in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table represent the annual incentive award, which is a cash incentive award granted under TriQuint's management incentive plan for all the executives other than Mr. DeBonis, who instead participates in a sales incentive program. All award amounts are determined based on the executive's actual base salary and the applicable percentages of base salary determined by the compensation committee. See “Compensation Discussion and Analysis-Cash Incentives-Management Incentive Plan” for a more detailed description of these programs. Any amounts in the Bonus column of the Summary Compensation Table represent discretionary cash bonus payments awarded by the compensation committee.
TriQuint offers a 401(k) retirement plan and a nonqualified deferred compensation plan. Generally, TriQuint also provides other benefits to executives, including eligibility to participate in TriQuint's employee stock purchase plan and in TriQuint's change of control policy (discussed below). TriQuint may also reimburse the costs for business meals and travel, and provide communication devices for its executives, but only if the items are integrally and directly related to the performance of the executive's duties.
TriQuint's stock incentive plans allow for the award of restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units. To date however, TriQuint has not granted any awards other than stock options. The committee periodically assesses the value of utilizing other equity instruments in executive compensation packages. In addition, the committee evaluates the financial accounting impact of its equity compensation awards as part of its assessment process. Because TriQuint is considered to have high potential growth opportunities, the committee believes that stock options are the most appropriate form of long-term incentive for the officers at this time. Stock options are granted to executive officers in conjunction with each executive officer's commencement of employment with TriQuint and upon promotion to executive officer. The compensation committee also awards two types of annual stock option grants: refresh grants and special grants. Refresh grants are based on the recipient's value and contribution to the company and vest in four equal quarterly increments beginning in the third year from the date of grant. Special grants are designed to retain key performers and vest in equal quarterly increments over the four years following the grant date. Stock options granted to the named executive officers include both incentive stock options and nonqualified stock options. Stock options are granted at an exercise price equaling 100% of fair market value on the date of grant and have a 10-year term.
TriQuint provides its named executive officers the opportunity to defer a specified portion of their cash compensation into a non-qualified deferred compensation plan under which TriQuint is obligated to pay accumulated balances on a future date. TriQuint does not contribute any funds to this program and the payout to each participant is affected by results from investment alternatives selected by the participant under the deferred compensation plan.

2012 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information relating to equity awards outstanding at December 31, 2012 held by the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Ralph G. Quinsey (2)	28,328	—	3.53	4/29/2003	4/29/2013
Ralph G. Quinsey (3)	150,000	—	3.65	8/18/2005	8/18/2015
Ralph G. Quinsey (4)	50,000	—	4.38	8/23/2006	8/23/2016
Ralph G. Quinsey (5)	100,000	—	4.38	8/23/2006	8/23/2016
Ralph G. Quinsey (6)	312,500	—	5.18	4/27/2007	4/27/2017
Ralph G. Quinsey (8)	120,000	—	6.52	5/21/2008	5/21/2018
Ralph G. Quinsey (5)	200,000	—	6.52	5/21/2008	5/21/2018
Ralph G. Quinsey (8)	120,000	—	2.15	3/2/2009	3/2/2019
Ralph G. Quinsey (10)	240,000	—	2.15	3/2/2009	3/2/2019
Ralph G. Quinsey (8)	125,000	25,000	7.07	4/1/2010	4/1/2020
Ralph G. Quinsey (10)	175,000	175,000	7.07	4/1/2010	4/1/2020
Ralph G. Quinsey (10)	—	250,000	12.56	4/1/2011	4/1/2021
Ralph G. Quinsey (10)	—	125,000	5.94	4/9/2012	4/9/2022
Ralph G. Quinsey (12)	—	125,000	5.94	4/9/2012	4/9/2022

Steven J. Buhaly (7)	148,750	—	4.86	9/27/2007	9/27/2017
Steven J. Buhaly (4)	60,000	—	6.52	5/21/2008	5/21/2018
Steven J. Buhaly (9)	8,750	2,500	2.15	3/2/2009	3/2/2019
Steven J. Buhaly (10)	85,000	—	2.15	3/2/2009	3/2/2019
Steven J. Buhaly (10)	70,000	70,000	7.07	4/1/2010	4/1/2020
Steven J. Buhaly (10)	—	120,000	12.56	4/1/2011	4/1/2021
Steven J. Buhaly (10)	—	150,000	5.94	4/9/2012	4/9/2022

Todd A. DeBonis (1)	280,000	—	6.87	4/21/2004	4/21/2014
Todd A. DeBonis (4)	35,000	—	4.83	3/2/2006	3/2/2016
Todd A. DeBonis (5)	4,375	—	4.83	3/2/2006	3/2/2016
Todd A. DeBonis (5)	60,000	—	5.18	4/27/2007	4/27/2017
Todd A. DeBonis (5)	65,000	—	6.52	5/21/2008	5/21/2018
Todd A. DeBonis (9)	13,125	1,875	2.15	3/2/2009	3/2/2019
Todd A. DeBonis (10)	95,000	—	2.15	3/2/2009	3/2/2019
Todd A. DeBonis (10)	70,000	70,000	7.07	4/1/2010	4/1/2020
Todd A. DeBonis (10)	—	120,000	12.56	4/1/2011	4/1/2021
Todd A. DeBonis (10)	—	120,000	5.94	4/9/2012	4/9/2022

Steven R. Grant (7)	300,000	—	5.67	7/16/2008	7/16/2018
Steven R. Grant (9)	17,500	2,500	2.15	3/2/2009	3/2/2019
Steven R. Grant (10)	95,000	—	2.15	3/2/2009	3/2/2019
Steven R. Grant (10)	70,000	70,000	7.07	4/1/2010	4/1/2020
Steven R. Grant (10)	—	120,000	12.56	4/1/2011	4/1/2021
Steven R. Grant (10)	—	120,000	5.94	4/9/2012	4/9/2022

James L. Klein(13)	48,437	106,563	6.99	8/5/2011	8/5/2021
James L. Klein (10)	—	90,000	5.94	4/9/2012	4/9/2022

(1) Option vested as to 28% of the shares subject to the option one year after date of grant and as to an additional 2% of the shares subject to the option each month thereafter, so that 100% of the shares subject to the option will be exercisable four years after its date of grant.
(2) Option vested monthly over four years.
(3) Option vested in monthly installments commencing 7/1/07 and ending 6/1/08.
(4) Option vests quarterly over four years commencing on the first quarterly vest date after grant. Quarterly vesting dates are March 1, June 1, September 1 and December 1.
(5) Option vests in four quarterly installments commencing on the ninth quarterly vest date after grant. Quarterly vesting dates are March 1, June 1, September 1 and December 1.
(6) Option vested 9,375 shares on 9/1/07, 12/1/07, 3/1/08 and 6/1/08; 21,875 shares on 9/1/08, 12/1/08, 3/1/09 and 6/1/09; 46,875 shares on 9/1/09, 12/1/09 and 3/1/10. 46,875 shares vested on 6/1/10.
(7) Option vests 25% on the first quarterly vest date following 12 months from the date of grant and 6.25% on each of the next twelve quarterly vest dates. Quarterly vest dates are March 1, June 1, September 1 and December 1.
(8) Option vests quarterly over three years.
(9) Option vests quarterly over four years.
(10) Option vests in four quarterly installments commencing the ninth quarter after grant.
(11) On March 12, 2012, Mr. Dunn returned to his position as Vice President, Mobile Devices.
(12) Option vests in four quarterly installments commencing the ninth quarter after grant once the performance conditions are obtained.
(13) Option vests 25% 12 months from the date of grant and 6.25% each of the next twelve quarters.

2012 Option Exercises Table
The following table provides information relating to stock option exercises during 2012 by the named executive officers. The amounts shown in the "Value Realized on Exercise" column in the table below are calculated by subtracting the aggregate exercise price of the options exercised, which is calculated by multiplying the number of shares being purchased by the exercise price of the options, from the aggregate market value of the shares of common stock acquired on the date of exercise, which is calculated by multiplying the number of shares being purchased by the actual exercise price of the stock.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Ralph G. Quinsey	—	$—
Steven J. Buhaly	10,000	22,200
Todd A. DeBonis	—	—
Steven R. Grant	—	—
James L. Klein	—	—

2012 Nonqualified Deferred Compensation Table
The following table provides information relating to nonqualified deferred compensation during 2012 for the named executive officers.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Ralph G. Quinsey	$103,231	$6,027	$110,013
Steven J. Buhaly	—	7,821	50,031
Todd A. DeBonis	34,716	75,442	580,027
Steven R. Grant	31,509	23,711	202,614
James L. Klein	5,541	142	5,684

(1)	These amounts were also included in the Salary column of the Summary Compensation Table above.

(2)	Of the amounts in this column, the following amounts have also been reported in the Summary Compensation Table for 2012, 2011 and 2010.

Name	Reported for 2012 ($)	Reported for 2011 ($)	Reported for 2010 ($)	Total ($)
Ralph G. Quinsey	103,231	—	—	103,231
Todd A. DeBonis	34,716	89,013	52,488	176,217
Steven R. Grant	31,509	68,071	84,858	184,438
James L. Klein	5,541	—	—	5,541
Under TriQuint's nonqualified deferred compensation plan, which TriQuint adopted in October 2004, the named executive officers may defer a portion of their cash compensation up to a maximum of 50% of base salary and 100% of other eligible compensation, which includes profit-sharing, cash bonuses, paid time off cash outs and commissions. All amounts deferred under the plan will be credited to the respective named executive officer's accounts under the plan and treated as though invested in eligible investment options selected by the officer from among the options available under the plan. The available investment options are selected by TriQuint's investment committee from among the investment options available to participants in the company's 401(k) plan. Each officer's account will be adjusted for notional investment returns based on the performance of the investment funds selected by the officer.
Each participant must elect at the time the participant files his or her deferral election for any plan year, to have compensation deferrals for that plan year paid or commence to be paid: following the participant's separation from service, death or disability; following a change in control of TriQuint; or on a specified date that occurs earlier. In addition, each participant must elect from the following forms of payment: lump sum cash payment; 20 quarterly installments; 40 quarterly installments; or 60 quarterly installments. A participant can also withdraw amounts from his or her account if the participant experiences an unforeseeable emergency. A participant may change his or her elections as to the time and form of payment, provided the participant does so at least 12 months before payment would have been made or have commenced to be made and the change results in the payment (or commencement of payment) being delayed for at least five years, and meets certain other requirements established by Section 409A of the Internal Revenue Code. This five year delay does not apply to payments made on account of death, disability or unforeseeable emergency. If a participant who is a “specified employee,” as defined in Section 409A of the Internal Revenue Code, at the time of his or her separation from service has elected to have any portion of his or her account paid or commence to be paid upon his or her separation from service, then such payments will be delayed until six months after the participant's separation from service. As of December 31, 2012, each of the named executive officers was a specified employee. In addition, the maximum amount that may be distributed to a “covered employee” under Section 162(m) of the Internal Revenue Code will not exceed $1 million dollars less the amount of compensation paid to the participant in that plan year that is not “performance based” under Section 162(m), and the remainder will be distributed in the next plan year, subject to the application of this same limitation and the applicable requirements of Section 409A. If a participant dies prior to the complete distribution of his or her account, any remaining amounts will be distributed to the participant's beneficiary in accordance with the payment elections made by the participant.

Potential Payments Upon Termination or Change of Control
Employment Agreements
Pursuant to the terms of our employment letter agreement with Mr. Quinsey, in the event that we terminate Mr. Quinsey's employment without cause or he terminates for good reason, we must provide Mr. Quinsey a lump sum payment equal to one year's compensation at Mr. Quinsey's then-current base salary, and health and life insurance benefits at TriQuint's expense for 12 months. In addition, the furthest out 12 months of unvested Option Shares will automatically become fully vested. In the event of disability or death, Mr. Quinsey or his estate will receive all severance benefits payable under his termination agreement above and any other benefits payable under our then existing benefit plans and policies.
Pursuant to our employment letter agreement with Mr. Buhaly, in the event of termination without cause or resignation for good reason, Mr. Buhaly will receive 12 months of base salary and 12 months of health and life insurance.
Pursuant to our employment letter agreement with Mr. DeBonis, in the event of termination without cause or resignation for good reason, Mr. DeBonis will receive 12 months of base salary and 12 months of health and life insurance, which will cease upon Mr. DeBonis' subsequent employment or consulting arrangement.
Pursuant to our employment letter agreement with Mr. Grant, in the event of termination without cause or resignation for good reason, Mr. Grant will receive 12 months of base salary and 12 months of health and life insurance.
Pursuant to our employment letter agreement with Mr. Klein, in the event of termination without cause or resignation for good reason, Mr. Klein will receive 12 months of base salary and 12 months of health and life insurance.
Pursuant to the company's employment agreements, the term “termination for cause” means a termination of employment by the company for any of the following reasons: (i) intentional failure to perform assigned duties; (ii) personal dishonesty; (iii) incompetence, as measured against standards generally prevailing in the industry; (iv) willful misconduct; (v) any breach of fiduciary duty involving personal profit; (vi) willful violation of any domestic or international law, rule, regulation or final cease and desist order; or (vii) any sexual or other harassment of others.
Pursuant to our employment agreements, a “resignation for good reason” is deemed to occur if the employee resigns employment within sixty (60) days of the occurrence of any of the following that occur without the employee's written consent: (i) a loss of the title; (ii) a material reduction in duties or responsibilities; (iii) any reduction in base salary or any target bonus (other than a reduction comparable in percentage to a reduction affecting TriQuint's executives generally); (iv) any material reduction in benefits (other than a reduction affecting TriQuint's personnel generally); or (v) a company-mandated relocation of the employee's principal place of employment or current principal residence by more than 50 miles from its respective location immediately prior to the resignation.
Change of Control Policy
If a Change of Control occurs while the policy is in effect and an eligible officer's employment is terminated during a Change of Control Window (i) by company for reasons other than Cause or the officer's death or Disability, or (ii) by the officer for Good Reason, then the officer will be entitled to the benefits described below, as long as the officer signs and does not revoke a general release of claims in a form satisfactory to TriQuint. “Change of Control Window” is defined as ninety days prior to, and ending twelve months after, the effective date of any Change of Control. Benefits include:

•	Continuation of base salary for twelve months;

•	A payment equivalent to the officer's target bonus for the previous twelve months, payable in 26 installments at regular payroll intervals;

•	Payment of COBRA premiums for twelve months, as long as the officer is eligible for and properly elects COBRA coverage;

•	The closest in 24 months' worth of the officer's unvested option shares will vest;

•	The period in which the officer may exercise any vested options will be extended from 90 days to twelve months following his or her termination; and

•	All payments will be net of applicable withholding.

Pursuant to the agreement, “Change of Control” means TriQuint is a party to a transaction in which it is sold to, merged, consolidated, reorganized into or with, or its assets are transferred or sold to another entity, after which the holders of voting securities of TriQuint immediately prior to the transaction, including voting securities issuable upon exercise or conversion of vested options, warrants or other securities or rights, hold (directly or indirectly) less than a majority of the combined voting power of the then-outstanding securities of the surviving entity.
Pursuant to the agreement, “Cause” means that the officer committed any one or more of the following: (i) intentional failure to perform assigned duties; (ii) incompetence in carrying out his or her duties, as measured against standards generally prevailing in the industry; (iii) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule relating to the officer's employment with TriQuint; (iv) a felony or any act involving moral turpitude; (v) the violation of a material company policy or procedure, or the breach of any material provision of this policy or any confidentiality, assignment of rights, non-competition, or non-solicitation agreement between the officer and TriQuint, and if such violation or breach is susceptible of cure, the failure to effect such cure within 30 days after written notice of the violation is given to the officer; or (vi) a breach of the officer's fiduciary duty to TriQuint.
Pursuant to the agreement, “Good Reason” means the occurrence of any of the following and TriQuint's failure to cure within 30 days after TriQuint's receipt of written notice from the officer asserting that Good Reason exists and specifying such cause: (i) a material reduction in the officer's responsibilities as in effect immediately prior to the Change of Control, or any removal of the officer from, or any failure to re-elect the officer to positions immediately prior to the Change of Control, which has the effect of materially diminishing his or her responsibility or authority, as determined by the compensation committee as comprised immediately prior to the Change of Control, (ii) a reduction in the officer's base salary or any target bonus (other than a reduction comparable in percentage to a reduction affecting TriQuint's executives generally) as in effect immediately prior to the Change of Control; or (iii) a company-mandated relocation of the officer's principal place of employment or current principal residence by more than 50 miles immediately prior to the resignation.
The following table shows the potential payments upon termination for various reasons, including termination without cause or for good reason, a change of control, disability and death, for or our named executive officers, as of December 31, 2012, the last business day of 2012:

Executive Benefit and Payments upon Separation	Voluntary Termination Retirement or For Cause Termination	Involuntary Not for Cause or For Good Reason Termination	Involuntary Not for Cause or For Good Reason Termination Upon or After a Change of Control	Disability	Death

Ralph G. Quinsey
Base Pay		$440,000	$440,000	$440,000	$440,000
Target Bonus (1)			440,000
LTI - Stock Options (2)			—
Life & Health Insurance Premiums (6)		16,621	16,621	16,621	16,621
Short Term Disability (4)				65,000
Long Term Disability (5)				1,980,000
Life Insurance Proceeds					500,000
Accidental Death Proceeds					500,000
Travel Death Proceeds (3)					1,000,000

Steven J. Buhaly
Base Pay		325,000	325,000
Target Bonus (1)			227,500
LTI - Stock Options (2)			40,200
Life & Health Insurance Premiums (6)		21,539	21,539
Short Term Disability (4)				65,000
Long Term Disability (5)				1,980,000
Life Insurance Proceeds					500,000
Accidental Death Proceeds					500,000
Travel Death Proceeds (3)					1,000,000

Todd A. DeBonis
Base Pay		300,000	300,000
Target Bonus (1)			300,000
LTI - Stock Options (2)			30,161
Life & Health Insurance Premiums (6)		21,539	21,539

Short Term Disability (4)			65,000
Long Term Disability (5)			3,420,000
Life Insurance Proceeds				500,000
Accidental Death Proceeds				500,000
Travel Death Proceeds (3)				1,000,000

James L. Klein
Base Pay	300,000	300,000
Target Bonus (1)		159,863
LTI - Stock Options (2)		—
Life & Health Insurance Premiums (6)	21,539	21,539
Short Term Disability (4)			65,000
Long Term Disability (5)			3,420,000
Life Insurance Proceeds				500,000
Accidental Death Proceeds				500,000
Travel Death Proceeds (3)				1,000,000

Steven R. Grant
Base Pay	315,000	315,000
Target Bonus (1)		220,500
LTI - Stock Options (2)		13,421
Life & Health Insurance Premiums (6)	21,539	21,539
Short Term Disability (4)			65,000
Long Term Disability (5)			2,520,000
Life Insurance Proceeds				500,000
Accidental Death Proceeds				500,000
Travel Death Proceeds (3)				1,000,000

(1)	The amount is equivalent to the officer's target bonus for the previous 12 months, payable in 26 installments at regular payroll intervals.

(2)
The amount listed represents the estimated potential incremental value of accelerated vesting of the stock options under the applicable termination scenario as described above, which is calculated as the difference between the aggregate exercise price of all accelerated stock options and the aggregate market value of the underlying shares calculated based on the closing market price of our stock on December 31, 2012, which was $4.83 per share.

(3)	Payable only if death occurs during travel for business.

(4)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 26 week period upon incidence of disability.

(5)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(6)	The amount listed represents the total annual obligation for premiums, to be paid monthly, for a maximum of 12 months following termination, death or disability.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussions, the committee recommended to the board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2012 and this Proxy Statement.
SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Dr. Walden C. Rhines-Chairman
Mr. Charles Scott Gibson
Mr. David Ho

OTHER COMPENSATION DISCLOSURE
2012 Stock Options Exercises
TriQuint's equity compensation program structure relies on stock options, which are granted each year to a significant number of employees. On a long term basis, this motivates employees to continually improve TriQuint's long term financial performance and TriQuint's stock price, thus achieving stockholders' goals. In addition, we believe that stock options align better with stockholders' goals than stock grants or restricted stock grants because stock options motivate employees to improve the stock price over the long term, thus increasing the gains that employees realize as a team for having increased company value.
The use of stock options delays the realization of gain from stock option compensation for employees, which differs from when we recognize compensation expense over the vesting period for these options under FASB ASC Topic 718 ("ASC 718"). When TriQuint's stock price improves, if employees choose to exercise their stock options, they recognize a gain that is equal to the amount by which the stock price exceeds the options' grant price. At the same time, we receive cash payments from the stock option exercise at a time when TriQuint experiences substantial growth, which allows us to optimize how we use this cash, such as for capital purchases or stock buy backs.
Stock options can also reduce actual dilution. Shares that are subject to options that are never exercised at the end of the option term become available for grant, which can reduce the need for adding shares to the incentive plans. ASC 718 calculates weighted-average shares outstanding using the treasury stock method, which generally assumes that if an option has a strike price that is below the current stock price, that option is potentially dilutive. Actual dilution occurs when the option is exercised at a time when the stock price exceeds the option exercise price. As the chart shows below, the actual dilutive effect of exercises over the previous five years averages approximately 1.0% of outstanding shares each year. At the same time, the dilutive effect of these options, as calculated under ASC 718 averages approximately 2.3% of outstanding shares each year. In addition, the actual dilutive effect of stock options differs from those of stock grants or restricted stock grants. Stock options delay actual dilution until the option is exercised whereas stock grants or restricted stock grants are actually dilutive at the time they are vested.
To provide additional information regarding stock options exercised by all participants in our equity compensation plans, the following table provides information relating to stock options exercised during 2012 by the named executive officers as a group, members of the board of directors as a group and all other employees as a group (in thousands, except per share data).

Group	Year the Options were Granted
	Previous Years	2008	2009	2010	2011	2012	Total	ASC 718 expense (2)
Named Executive Officers:
Number of shares acquired on exercise (#)	—	—	10	—	—	—	10
Value Realized on Exercises ($)	$—	$—	$22	$—	$—	—	$22	$731
Directors:
Number of shares acquired on exercise (#)	20	—	—	—	—	—	20
Value Realized on Exercises ($)	$102	$—	$—	$—	$—	$—	$102	$3,353
All Other Employees and Other Executive Officers:
Number of shares acquired on exercise (#)	541	76	542	—	—	—	1,159
Value Realized on Exercises ($)	$1,185	$336	$2,275	$—	$—	$—	$3,796	$25,141
Total:
Number of shares acquired on exercise (#)	561	76	552	—	—	—	1,189
Value Realized on Exercises ($)	$1,287	$336	$2,297	$—	$—	$—	$3,920	$29,225
Dilutive Effect (#)(1)	423	57	219	—	—	—	699

	2008	2009	2010	2011	2012

Average Share Price for the Year	$5.04	$4.97	$7.99	$9.61	$5.47

FASB ASC Topic 718 expense for option grants for grant year	$16,177	$8,093	$29,056	$35,624	$22,617

FASB ASC Topic 718 expense (2) for vesting year	$11,503	$14,185	$17,560	$20,732	$29,225

Value Realized on Exercises	$6,060	$6,992	$27,539	$18,263	$3,920

Outstanding shares at end of the year	147,356	153,279	161,463	166,125	160,611

Potential Dilutive Effect (1)	1,173	1,516	3,629	1,361	699

Dilutive Effect as a % of Ending Outstanding Shares	0.8%	1.0%	2.2%	0.8%	0.4%

Dilutive securities per ASC 718	—	2,567	7,616	8,254	—

ASC 718 dilutive securities as a % of Ending Outstanding Shares	—%	1.7%	4.7%	5.0%	—%

Options vested during the year	3,849	4,803	5,262	6,137	6,614

(1) Calculated by multiplying the total cash received by TriQuint upon exercise of the option divided by the closing price per share of TriQuint's common stock on the stock option exercise date. The dilutive effect of the options exercised in 2012 as a percentage of total number of shares exercised in 2012 is 59%. The dilutive effect of the options exercised in 2012 as a percentage of total shares outstanding as of December 31, 2012 is 0.4%.
(2) Total FASB ASC Topic 718 expense recognized in the financial statements in 2012 for each of the groups. The value that the groups above realized on options exercised in 2012 as a percentage of equity compensation expense recognized in 2012 was 13%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
DIRECTOR INDEPENDENCE
Since January 1, 2012, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than the compensation agreements described in “Executive Compensation.”
We have agreed to indemnify certain current and former directors and officers of our company for reasonable costs and expenses incurred by these individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual's agreement to reimburse our company in the event that it is subsequently determined that the individual is not entitled to indemnification under our bylaws or applicable law.
Policies and Procedures for Approving Transactions with Related Persons
The audit committee of the board of directors has the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance, but neither the audit committee nor the board has adopted a written policy or procedures governing its approval of transactions with related persons.

ANNUAL REPORT ON FORM 10-K
A copy of our 2012 Annual Report to Stockholders accompanies this Proxy Statement. We will provide, without charge, upon the request of any beneficial owner of shares of our common stock entitled to vote at the annual meeting, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC. Requests should be made by accessing the www.proxyvote.com website and entering your 12 digit control number found on the notice that you received.

STOCKHOLDERS SHARING THE SAME ADDRESS
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our annual report to stockholders and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail.
The annual report to stockholders and this proxy statement are available at our website at http://www.triquint.com/investors/materials/filings/. We will deliver promptly upon written or oral request a separate copy of the annual report and this proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or this proxy statement, contact us at:
Investor Relations
TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, Oregon 97124
(503) 615-9000
info-finance@tqs.com
If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
A number of brokerage firms have instituted householding. If you are a beneficial owner, please contact your bank, broker or other holder of record to request information about householding.

OTHER MATTERS
We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.
It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card or Notice of Internet Availability of Proxy Materials. Stockholders who are present at the annual meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.
THE BOARD OF DIRECTORS OF
TRIQUINT SEMICONDUCTOR, INC.

APPENDIX A
TRIQUINT SEMICONDUCTOR, INC.
2013 INCENTIVE PLAN

SECTION 1. PURPOSE
The purpose of the TriQuint Semiconductor, Inc. 2013 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company's stockholders.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ADMINISTRATION

3.1	Administration of the Plan
The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a "non‑employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision thereto.

3.2	Delegation
Notwithstanding the foregoing, the Board or Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, including limitations with respect to grants of Awards to Participants who are subject to Section 16 of the Exchange Act or pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the "Committee" shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3	Administration and Interpretation by Committee
(a)    Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom

Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules, regulations and sub-plans as it shall deem appropriate for the proper administration and operation of the Plan; (ix) delegate ministerial duties to such of the Company's employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b)    In no event, however, shall the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock, or other equity award; (iii) take any other action that is treated as a repricing under generally accepted accounting principles, or (iv) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option or SAR on exercise of the original Option or SAR.
(c)    The effect on the vesting of an Award of a Company-approved leave of absence or a Participant's reduction in hours of employment or service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.
(d)    Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.
SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares
Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:
(a)    5,000,000 shares; plus
(b)    any shares subject to outstanding awards under the Company's 2012 Incentive Plan, 2009 Incentive Plan and 1996 Stock Incentive Program (the "Prior Plans") as of the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares) shall cease to be set aside or reserved for issuance pursuant to the applicable Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 31,798,297 shares pursuant to this paragraph (b).
Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a)    Any shares of Common Stock subject to Stock Awards, Restricted Stock, Stock Units, Performance Shares and Performance Units shall count against the numerical limits of Section 4.1 as 1.5 shares of Common Stock for every one share of Common Stock subject thereto. If any such Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company and would otherwise return to the Plan pursuant to Section 4.2(b), 1.5 times the number of shares of Common Stock covered by such Award shall return to the Plan and shall again be available for issuance.
(b)    Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, is settled in cash in lieu of shares of Common Stock, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by a stock-settled Stock Appreciation Right that is settled in such a manner that some or all of the shares of Common Stock covered by the Stock Appreciation Right are not issued upon exercise, shall not again be made available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.
(c)    The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
(d)    Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity's stockholders, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of securities of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b‑3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(e)    Notwithstanding any other provision of this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3	Limitations
Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that either (a) contain no restrictions or restrictions based solely on continuous employment or services over fewer than three years (except if accelerated pursuant to a Change in Control or in the event of a Termination of Service) or (b) vest over less than one year (except if accelerated pursuant to a Change in Control or in the event of a Termination of Service) based on factors other than solely continuous employment or services shall not exceed 10% of the aggregate maximum number of shares specified in Section 4.1. In addition, if and to the extent the Committee accelerates vesting or exercisability of an Award or otherwise acts to waive or lapse any restriction on an Award, other than in connection with a Participant's death, Disability or Retirement or a Change of Control, the shares covered by such Committee action shall similarly count towards the foregoing 10% limitation.
SECTION 5. ELIGIBILITY
An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company's securities.
SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards
The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards
Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions
Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be

contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time such dividends or dividend equivalents are paid to other stockholders and (ii) comply with or qualify for an exemption under Section 409A.
SECTION 7. OPTIONS

7.1	Grant of Options
The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price
Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3	Term of Options
Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4	Exercise of Options
(a)    The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.
(b)    To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price
The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:
(a)    cash;
(b)    check or wire transfer;

(c)    having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(d)    tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(e)    so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(f)    such other consideration as the Committee may permit.
7.6    Effect of Termination of Service
(a)    The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
(b)    If the exercise of the Option following a Participant's Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company's insider trading policy, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant's Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.
SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS
Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. If the shareholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan (or the Board's adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code) Incentive Stock Options granted under the Plan after the date of the Board's adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the shareholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).
SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights
The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option (a "tandem SAR") or alone (a "freestanding SAR"). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. A SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount
Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3	Waiver of Restrictions
The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units
The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units
Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions
The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Units under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1	Performance Shares
The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2	Performance Units
The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
SECTION 12. OTHER STOCK OR CASH-BASED AWARDS
Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.
SECTION 13. WITHHOLDING

13.1	Payment of Tax Withholding and Other Obligations
The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award or any other taxable or tax withholding event related to an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Company or to any Related Company ("other obligations"). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

13.2	Payment Methods
The Committee, in its sole discretion, may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by one or a combination of any of the following: (a) paying cash to the Company, (b) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the

Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (e) selling shares of Common Stock issued under an Award on the open market or to the Company, or (f) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations. The value of the shares so withheld or tendered may not exceed the employer's applicable minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion.
SECTION 14. ASSIGNABILITY
No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent, at the discretion of the Committee, the instrument evidencing the Award permits the Participant to designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During a Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.
SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares
In the event that, at any time or from time to time, a stock dividend, stock split, spin‑off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum numbers and kind of securities set forth in Section 16.3; (iv) the maximum number and kind of securities set forth in Section 4.3; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.
Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation
To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Change in Control
Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:
(a)    All outstanding Awards that are subject to vesting based on continued employment or service with the Company or a Related Company shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such Awards shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.
For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Company Transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.
(b)    All Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals and that are earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.
(c)    Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant's outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.
(d)    For the avoidance of doubt, nothing in this Section 15.3 requires all outstanding Awards to be treated similarly.

15.4	Further Adjustment of Awards
Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5	No Limitations
The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	No Fractional Shares
In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.7	Section 409A
Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered "deferred compensation" within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered "deferred compensation" subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.
SECTION 16. CODE SECTION 162(m) PROVISIONS
Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1	Performance Criteria
(a)    If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder's equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the "Performance Criteria").
(b)    Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.
(c)    The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2	Compensation Committee Certification; Adjustment of Awards

(a)    After the completion of each performance period, the Compensation Committee shall certify the extent to which any performance goal established under this Section 16 has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting, as applicable, of any Award subject to this Section 16.
(b)    Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3	Limitations
(a)    Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 750,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 750,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $1,000,000.
(b)    The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination
The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan
Unless sooner terminated as provided herein, the Plan shall automatically terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan's terms and conditions.

17.3	Consent of Participant
The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.
SECTION 18. GENERAL

18.1	No Individual Rights
(a)    No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
(b)    Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares
(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
(b)    The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
(c)    The inability of the Company or impracticability for the Company, as determined by the Committee in its sole discretion, to obtain or maintain approval from any regulatory body having jurisdiction or to comply with applicable requirements, which approval and compliance are deemed by the Company's counsel to be necessary to the lawful issuance, delivery, and sale of any shares of Common Stock, shall relieve the Company of any liability in respect of the failure to issue, deliver, or sell such shares as to which the requisite approval has not been obtained or as to which any necessary requirements are not met.
(d)    As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.
(d)    To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification
(a)    Each person who is or shall have been a member of the Board, the Compensation Committee or a committee of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf.
(b)    The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Stockholder
Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance with Laws and Regulations
(a)    In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.
(b)    The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i) of the Code. In addition, if the Participant is a "specified employee," within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant's separation from service or the Participant's death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.
(c)    Also notwithstanding any other provision of the Plan to the contrary, the Board or the Compensation Committee shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board or the Compensation Committee deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable laws, rules or regulations.

18.6	Participants in Other Countries or Jurisdictions
Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund
The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability
If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law and Venue
The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

18.11	Legal Requirements
The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, whether located in the United States or a foreign jurisdiction.
SECTION 19. EFFECTIVE DATE
The effective date (the "Effective Date") is the date on which the Plan is approved by the stockholders of the Company.
APPENDIX A
DEFINITIONS
As used in the Plan,
"Acquired Entity" means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.
"Award" means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.
"Board" means the Board of Directors of the Company.
"Cause," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
"Change in Control," unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:
(a)    an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the number of then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;
(b)    a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or
(c)    consummation of a Company Transaction.
"Code" means the United States Internal Revenue Code of 1986, as amended from time to time.
"Committee" has the meaning set forth in Section 3.1.
"Common Stock" means the common stock, par value $0.001 per share, of the Company.
"Company" means TriQuint Semiconductor, Inc., a Delaware corporation.
"Company Transaction," unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:
(a)    a merger or consolidation of the Company with or into any other company;

(b)    a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company's outstanding voting securities; or
(c)    a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company's assets, excluding, however, in each case, a transaction pursuant to which
(i)    the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;
(ii)    no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and
(iii)    individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.
Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.
"Compensation Committee" means the Compensation Committee of the Board.
"Covered Employee" means a "covered employee" as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.
"Disability," unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company's chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
"Effective Date" has the meaning set forth in Section 19.
"Eligible Person" means any person eligible to receive an Award as set forth in Section 5.

"Entity" means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
"Fair Market Value" means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
"Grant Date" means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
"Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined for purposes of Section 422 of the Code or any successor provision.
"Incumbent Board" has the meaning set forth in the definition of "Change in Control."
"Nonqualified Stock Option" means an Option other than an Incentive Stock Option.
"Option" means a right to purchase Common Stock granted under Section 7.
"Option Expiration Date" means the last day of the maximum term of an Option.
"Outstanding Company Common Stock" has the meaning set forth in the definition of "Change in Control."
"Outstanding Company Voting Securities" has the meaning set forth in the definition of "Change in Control."
"Parent Company" means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.
"Participant" means any Eligible Person to whom an Award is granted.
"Performance Award" means an Award of Performance Shares or Performance Units granted under Section 11.
"Performance Criteria" has the meaning set forth in Section 16.1.
"Performance Share" means an Award of units denominated in shares of Common Stock granted under Section 11.1.
"Performance Unit" means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.
"Plan" means the TriQuint Semiconductor, Inc. 2013 Incentive Plan.
"Prior Plan" has the meaning set forth in Section 4.1(c).

''Related Company" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company, as determined by the Committee in its sole discretion.
"Restricted Stock" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.
"Restricted Stock Unit" means a Stock Unit subject to restrictions prescribed by the Committee.
"Retirement," unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means "Retirement" as defined for purposes of the Plan by the Committee or the Company's chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches "normal retirement age," as that term is defined in Section 411(a)(8) of the Code.
"Section 409A" means Section 409A of the Code.
"Securities Act" means the Securities Act of 1933, as amended from time to time.
"Stock Appreciation Right" or "SAR" means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.
"Stock Award" means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.
"Stock Unit," including a Restricted Stock Unit, means an Award denominated in units of Common Stock granted under Section 10.
"Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.
"Successor Company" means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.
"Termination of Service," unless the Committee determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company's chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Company. A Participant's change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

"Vesting Commencement Date" means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

TriQuint

Reach Further • Reach Faster™

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56691-P35505

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIQUINT SEMICONDUCTOR, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Charles Scott Gibson	☐	☐	☐
1b. David H.Y. Ho	☐	☐	☐
1c. Nicolas Kauser	☐	☐	☐
1d. Roderick D. Nelson	☐	☐	☐
1e. Ralph G. Quinsey	☐	☐	☐
1f. Dr. Walden C. Rhines	☐	☐	☐
1g. Steven J. Sharp	☐	☐	☐
1h. Willis C. Young	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

M56692-P35505

TRIQUINT SEMICONDUCTOR, INC.
Annual Meeting of Stockholders
May 14, 2013 3:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ralph G. Quinsey and Steven J. Buhlay, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TRIQUINT SEMICONDUCTOR, INC. that the stockholder(s) is/are entitled to vote at the Annual meeting of stockholder(s) to be held at 3:00 PM PDT on May 14, 2013 at 2300 NE Brookwood Pkwy, Hillsboro, OR 97124, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If the signed proxy is returned and no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote in their discretion upon such matters as may properly come before the annual meeting.

Continued and to be signed on reverse side